Report presented by the Board of Directors of Banco Bilbao Vizcaya Argentaria, S.A., pursuant to articles 286, 297.1.b) and 506 of the Capital Companies Act (consolidated text approved under Legislative Royal Decree 1/2010, 2nd July) regarding the proposal to confer authority on the Board of Directors to increase share capital, up to a maximum of 50% of the Bank’s share capital at the time when the resolution is adopted, with powers to withdraw the right of pre-emptive subscription, referred to under agenda item four of the General Meeting, convened for 10th and 11th March 2011 at first and second summons, respectively.

This report is filed by the Board of Directors of Banco Bilbao Vizcaya Argentaria, S.A. (“BBVA” or the “Bank") in compliance with articles 286, 297.1.b) and 506 of the Capital Companies Act (consolidated text approved under Legislative Royal Decree 1/2010, 2nd July, hereinafter the “Capital Companies Act") regarding the proposed resolution to be presented to the General Meeting of shareholders, regarding the conferral of authority on the Board of Directors to increase share capital pursuant to article 297.1.b) of the Capital Companies Act, with powers to withdraw the right of pre-emptive subscription pursuant to article 506 therein.

Article 286 of the Capital Companies Act, regarding the amendment of Bylaws, with respect to article 297.1.b), makes it mandatory for directors to draw up a written report containing the grounds for the proposed resolution. Article 506 of the Capital Companies Act, regarding the delegation to directors of powers to withdraw the right of pre-emptive subscription when arranging the issue of new shares, requires a directors report to be made available to shareholders from the time when the General Meeting is called, providing the grounds for the proposal to confer this authority.

1.- Applicable regulations

Article 297.1.b) of the Capital Companies Act enables the General Meeting, with the requirements established for the amendment of company Bylaws, to delegate authority to the directors to resolve to increase share capital, on one or various occasions, up to a specific figures, according to the timeliness and amount that they may decide, without first having to consult the General Meeting. These increases may in no event be greater than half the Company’s capital at the time of authorisation and must be made by cash payments within the maximum term of five years as of the AGM resolution.

Article 506 of the Capital Companies Act establishes that, in listed companies, when the General Meeting confers on directors the authority to increase share capital, it may also empower the Board of Directors to withdraw the right of pre-emptive subscription over the share issue that is subject to the authority, should the Company’s best interests so require. To such effects, the notice of meeting in which the proposal to confer authority on the directors to increase share capital must also contain express reference to the proposal to withdraw the right of pre-emptive subscription. Likewise, once the General Meeting has been called, the shareholders will have access to a report from the directors providing the grounds for the conferral of such authority. Each time a resolution is adopted to increase capital under this authority, the directors’ report and the auditors report required under article 308 of the Capital Companies Act must refer to each specific increase. The nominal value of the shares to be issued, plus, where applicable, the amount of the issue premium must correspond to the fair value coming from the report by said accounts auditor. These reports will be made available to the shareholders and communicated to the first General Meeting held after the increase resolution.

2.- Reasons for the proposal to grant authority to increase share capital

The proposed resolution being presented to the BBVA General Meeting is based on the grounds of the advisability of the Board of Directors having a mechanism, established under prevailing company law, that enables it to resolve to increase capital on one or more occasions without first having to call and hold a further General Meeting, albeit always within the limits, terms and conditions resolved by the General Meeting.

In this respect, article 297.1.b) of the Capital Companies Act grants a flexible financial instrument by allowing the General Meeting to confer authority on the Board of Directors to resolve capital increases that, within the limits authorised by the General Meeting and never for more than half the share capital at the time when the authority is conferred, may be necessary in view of the Bank’s requirements and the situation of the international financial markets in which the Bank is operating at any time, without needing to first hold a General Meeting.

Given that during 2010 the BBVA share capital has been increased and the authority conferred by the General Meeting in 2009 has been availed in part, as explained in more detail below, the BBVA Board of Directors deems it advisable for the General Meeting to confer new authority on the Board to increase the share capital up to a maximum of no more than 50% of the current figure for BBVA share capital.

Thus, it is proposed that the General Meeting, under the terms and conditions permitted by article 297.1.b), grant broad-ranging authority for the Board of Directors to decide at any time the terms and conditions for increasing capital that best match the specific transaction that may need to be made in the future, given that at the time of conferring authority it is impossible for the General Meeting to determine such specific terms and conditions.

This authority is a habitual resolution amongst the proposals that the General Meeting has adopted in the past, and similar conferral of authority is also contained in the proposed resolutions presented to the general meetings of the corporations listed on the IBEX.

The requirements that the market places on mercantile companies, especially publicly traded companies, means that their governing and management bodies are able to make use of the possibilities offered to them by the regulations to find speedy, efficient responses to requirements arising in the economic trading in which large companies are nowadays engaged. These requirements clearly include the need to endow the Company with new financial funding. This is frequently done by raising new equity capital.

However, on many occasions it is impossible to determine in advance exactly what the Company’s requirements will be for further capital and anticipate the delays and increases in costs that may lead it to request the AGM to increase capital, making it hard for the Company to respond efficiently and flexibly to market needs. This makes it recommendable for the Board of Directors to be able to employ the mechanism of authorised capital established under Spanish legislation.

At present, this proposed resolution is based on the ground that the Bank’s potential funding requirements in the current economic and financial scenario need to continue to be covered in this way and over time.

The authority that legal regulations recognise under article 297.1.b) of the Capital Companies Act is a suitable, flexible mechanism so that at any time, in an efficacious, responsive manner, the Bank may match its equity funds to any additional requirements that may arise. Furthermore, taking into account the current economic environment and the high market volatility, speedy implementation takes on special importance. It is a determining factor in successfully tapping potential additional funds, as was made clear in BBVA’s recent capital increase.

With all these aims in sight, the General Meeting is presented with the proposal to confer authority on the Board of Directors to increase the Company’s capital up to a maximum nominal amount equal to half the Company’s share capital at the time of granting the authority, allowing it to avail this authority on one or several occasions.

The capital increases made under the authority proposed shall be effected by issuing and placing new shares. These shares may have voting rights or not, may be ordinary or preferred shares or shares of any other kind permitted under law, including redeemable shares, whose countervalue shall be paid up in cash.

The authority granted also extends to establishing the specific terms and conditions of each share capital increase and the characteristics of the shares to be issued. This includes establishing that if the issue is undersubscribed, the capital will be increased by the amount of subscriptions paid up, pursuant to article 311 of the Capital Companies Act, and re-drafting the article in the Bylaws on share capital and requesting the listing of the new shares.

The authority being proposed to the General Meeting will have a term of five years as of the date on which the General Meeting is held.

3.- List of the availments by the Board of Directors drawn down against the authority conferred by the Annual General Meeting, 13th March 2009 under agenda item five

As indicated in the proposed resolution, the authority proposed to the General Meeting repeals the authority granted by the AGM, 13th March 2009 under agenda item five, insofar as this remains unavailed. It is stated that the Board of Directors availed said authority on the following occasions:

a)	In November 2010 the Board of Directors increased the Bank’s share capital in an issue with pre-emptive voting rights for a total nominal amount of €364,040,190.36, issuing and placing 742,939,164 ordinary shares each with a nominal value of €0.49.

b)	In its resolution to issue convertible bonds, 27th July 2009 (adopted under the authority conferred to grant convertible bonds by the AGM, 14th March 2008 under agenda item six), the Board agreed to increase share capital by the amount required to cover the conversion by the issue and placement of up to a maximum of 444,444,445 ordinary shares, each with a nominal value of €0.49, without detriment to any adjustments that may be made to avoid dilution. This constitutes an availment of the authority conferred by the AGM, 13th March 2009 under agenda item five.

4.- Reasons for the proposal to grant authority to exclude pre-emptive subscription rights

As indicated above, article 506 of the Capital Companies Act allows for the possibility of the General Meeting deciding, when this is necessary and in the Company’s best interests, to confer authority on the Board of Directors to exclude the right of pre-emptive subscription that article 304 of the Act grants to shareholders. This does not necessarily imply that each capital increase made under this authorisation must be carried out by excluding pre-emptive subscription rights. It is perfectly possible for capital increases to be made under the authorisation with pre-emptive subscription rights.

The power to exclude pre-emptive subscription rights may only be exercised in those cases in which the company’s best interests so require, provided that the nominal value of the shares to be issued plus, where applicable, the amount of the share premium on issue, corresponds to the fair market reflected in the report by an account auditor other than the company’s account auditor, designated by the competent companies registry. Fair value shall mean the market value, which, unless otherwise justified, shall refer to the listed share price.

As has been explained, for the Board of Directors to be able to make efficient use of the authority to increase capital, in many cases speed and the ability to select the origin of the funding is important. Given that immediate availability could be limited in time, it may be necessary to exclude the pre-emptive subscription rights of shareholders to meet the very objectives of the transaction. The board considers the objective of creating shareholder returns to be of utmost importance and deems that failing to exclude said pre-emptive subscription rights could undermine said returns.

Only the Board of Directors may estimate at any time whether the excluding of pre-emptive subscription rights is proportional to the benefits that the company will obtain in the final instance, so excluding rights will be in the best interests of the shareholders. The board will always have to comply with the substantive requirements established by law in this respect.

Although the Capital Companies Act does not place any limit on the General Meeting’s power to confer authority on the Board of Directors to exclude the pre-emptive subscription rights within the maximum limit of 50% of the Company’s share capital at the time the authority is granted, the Board of Directors has deemed it more suitable, in line with international trends and recommendations on best practices in the market, and in order to protect shareholders’ interests, to limit this authority to a maximum of 20% of the BBVA share capital at the time the authority is granted.

All in all, the globalisation of the financial markets and the speed and agility with which they trade, requires the Board of Directors to have flexible, suitable instruments to suitably respond to the demands that, at any time, may be required by the corporate interests. This strategy must include the aforementioned authority to the Board of Directors to exclude pre-emptive subscription rights, where applicable.

The Board of Directors will make two reports available to the first General Meeting to be held after each capital increase under this authority with pre-emptive subscription rights withheld: a report by the directors and a report by an auditor of accounts other than the Bank’s audit firm appointed by the Companies Registry

5.- Proposed resolution

The full text of the proposed resolution conferring authority on the Board of Directors to resolve to increase share capital and exclude the right of pre-emptive subscription, pursuant to articles 297.1.b) and 506 of the Capital Companies Act, which is submitted to approval by the General Meeting, is as follows:

“Repealing the unavailed part of the authorisation conferred by the Annual General Meeting, 13th March 2009, under agenda item five:

1.	To confer authority on the board of directors powers as broad as may be necessary under law, to increase share capital, pursuant to article 297.1.b) of the Capital Companies Act, within the legal term of five years as of the date on which this General Meeting is being held, up to a maximum equivalent to 50% of the Company’s share capital at the time of this authority. The board of directors may increase capital on one or several occasions, for the amount it decides, by issuing new ordinary or privileged shares with or without voting rights, including redeemable shares or shares of any other kind permitted under law, with or without an issue premium, the countervalue being payable in cash. The Board of Directors may determine the terms and conditions of the capital increase, the nominal value of the shares to be issued, their characteristics and any privileges they might confer, the attribution of redemption rights and their terms and conditions, and how the Company shall exercise them.

To attribute the power to the Board of Directors to exclude pre-emptive subscription rights on the share issues made under this authority, pursuant to article 506 of the Capital Companies Act. This power will be limited to the capital issues made under this resolution up to the maximum amount equivalent to 20% of the Company’s share capital at the moment of this authorisation.

Likewise, to attribute to the Board of Directors the power to freely offer the shares not subscribed within the pre-emptive subscription period(s), when any such period is granted, and to establish that should the issue be undersubscribed, the capital will be increased by the amount effectively subscribed, pursuant to article 311 of the Capital Companies Act and the redraft article 5 of the Company Bylaws.

All this will be done pursuant to applicable legal and bylaw provisions at any time, and is conditional on obtaining due permits.

2.	To request the competent Spanish and non-Spanish securities exchanges on which the Banco Bilbao Vizcaya Argentaria, S.A. shares are already listed at the time of each capital increase to allow trading of the new shares, provided they comply with applicable regulations. The Board of Directors is hereby authorised, with express powers to delegate this authority to the Executive Committee and/or any member(s) of the Board of Directors or Company proxies, to grant any documents and engage in any acts that may be necessary to such end, including any action, statement or arrangement before the competent authorities of the United States of America to achieve the listing of the shares represented by ADSs for trading, or before any other competent authority.

3.	Likewise, to authorise the Board of Directors, pursuant to article 249 of the Capital Companies Act, to pass on to the Executive Committee the powers delegated to it by the AGM regarding the aforementioned resolutions, with express authority for substitution by the Chairman of the Board, the Chief Operating Officer or any other Director or proxy of the Bank.”

Report presented by the Board of Directors of Banco Bilbao Vizcaya Argentaria, S.A., pursuant to articles 286, 296, 297.1.a) and 303 of the Capital Companies Act (consolidated text, adopted by Legislative Royal Decree 1/2010, 2nd July) regarding the proposed resolutions on capital increase to be charged to reserves and conferral on the Board of Directors of the authority to set the date of the capital increases referred to in agenda item five, sections 5.1 and 5.2 of the AGM called for 10th and 11th March 2011 at first and second summons, respectively.

This report is filed by the Board of Directors of Banco Bilbao Vizcaya Argentaria, S.A. (“BBVA” or the “Bank” ) in compliance with articles 286, 296, 297.1.a) and 303 of the Capital Companies Act (consolidated text adopted under Legislative Royal Decree 1/2010, hereinafter, the “Capital Companies Act”) regarding the proposed resolutions presented to the AGM to increase capital with a charge to reserves pursuant to article 303 of the Capital Companies Act and to confer on the Board of Directors the authority to set the date of the capital increases pursuant to article 297.1 of the Capital Companies Act.

Article 286 of the Capital Companies Act, regarding bylaw amendments, with respect to articles 296, 297.1.a) and 303, establishes the obligation of the directors to draw up a written report explaining the grounds for the proposed resolution being put to the Meeting’s consideration.

1.- Applicable regulations

Article 296 of the Capital Companies Act establishes that any share capital increase must be resolved by the General Meeting with the requirements established for the amendment of the Company Bylaws. Under article 286, the directors must draw up the full text of the amendment that they propose and a written report containing the grounds for the proposal.

Article 303 of the Capital Companies Act establishes that when the capital increase is made and charged to reserves, unrestricted reserves, share premium reserves and the legal reserve (over and above 10% of the capital already increased) may be used, for which a balance sheet approved by the General Meeting reflecting a date between the six months immediately prior to the resolution to increase capital, verified by the Company auditors will serve as a basis for the resolution.

Article 297.1 of the Capital Companies Act allows the General Meeting, with the requirements established for amending the Company Bylaws, to delegate to the directors the authority to establish the date on which the already adopted resolution on the share capital increase will be put into effect to the amount resolved, and to establish the terms and conditions for the increase insofar as these are not included in the General Meeting resolution. The term during which this delegated authority may be used cannot be more than one year.

2.- Description of the transaction

BBVA intends to offer its shareholders the possibility of receiving part of their remuneration in shares. Nonetheless, all shareholders may, at their own choice, receive their entire remuneration in cash (hereinafter the “Proposal” or the “Dividend Option”).

The Proposal has been structured by two share capital increases charged to reserves coming from undistributed earnings (each of them, an “Increase” or a “Capital Increase” and both together, "Increases”) which are submitted to the approval of the Annual General Meeting under agenda item five, sections 5.1 and 5.2. Without detriment to both Increases being for the purpose described, each is independent of the other, such that one or the other may be made on different dates and one or the other may even not be made and be left null and void.

When the Board of Directors decides to carry out one of the Capital Increases:

(a)	The Bank shareholders will receive a right of free allocation for each BBVA share they own. These rights will be tradable on the Spanish stock exchanges for a minimum period of 15 calendar days, after which the rights will automatically be converted into newly issued Bank shares which will be attributable to their holders. The specific number of shares to be issued in an Increase and thus the number of rights necessary to be allocated a new share will depend, amongst other factors, on the reference price of the Bank share, calculated as the arithmetic mean of the average weighted prices of the BBVA share on the Spanish stock exchange system (SIBE — Mercado Continuo) over the five (5) trading sessions prior the date on which the Board of Directors or, by delegation from the Board, the Executive Committee, resolves to carry out the Increase (the “Listed Price”), in compliance with the procedures described in the proposed resolutions.

(b)	The Bank undertakes an irrevocable commitment to purchase the free allocation rights at a fixed price (the “Purchase Commitment”). This fixed price will be calculated prior to the trading period for the free allocation rights, as a function of the Listed Price (such that the purchase price for any right committed will be the result of dividing the Listed Price by the number of rights necessary to receive one new share plus one). In this manner, all shareholders are guaranteed the liquidity of their right, so that they may receive the remuneration equivalent to the traditional interim and final dividend, whatever the case may be, in cash.

Consequently, when each Increase is carried out, BBVA shareholders will have the option, at their own free choice to:1:

(a)	Not to transfer their rights of free allocation. In this case, at the end of the trading period, the shareholder will receive the number of new shares to which they are entitled, fully released.

(b)	To transfer all or some of their rights of free allocation to BBVA under the Purchase Commitment. In this case, the shareholder will receive the Proposal in cash rather than receiving shares.

(c)	To transfer all or some of their rights of free allocation on the market. In this case, the shareholder may also opt to receive cash, although in this case there is no guaranteed fixed price as there would be under option (b) above.

This Proposal makes it possible to establish a system for remunerating shareholders that enables them to receive their remuneration in cash or in BBVA shares, in line with the tendency that other corporations are putting into practice on international markets.

3.- Coordination with traditional dividends

Should the Board of Directors carry out both Increases, BBVA shareholders during the next year will have:

(a) The Proposal in cash and/or shares at the choice of the shareholder on dates close to those when the final dividend and one of the interim dividends are habitually paid out. As described, this Proposal consists of Capital Increases to be charged to reserves coming from undistributed earnings and the Purchase Commitment described in this report, which will allow shareholders to either receive released shares and/or, if they prefer, cash.

(b) Two of the interim dividends in cash on the dates on which they are habitually paid out. BBVA intends to maintain this traditional instrument of shareholder remuneration. Moreover, should one of the Increases not be carried out, the final or interim dividend, as the case may be, would be paid in cash. The amount of these quarterly dividends in cash will be decided by the Bank in due time. The Proposal does not predetermine the value that these dividends may have in cash.

4.- Grounds for the Proposal

In order to enhance the remuneration of its shareholders and make it more flexible, BBVA wishes to offer them an alternative that, whilst in no way limiting their possibility of receiving all of the annual remuneration in cash if they choose, allows them to receive Bank shares under the applicable tax regime for the delivery of released shares that is described below. The aim of the resolutions to increase capital that are being submitted to the Annual General Meeting is to offer all BBVA shareholders the option, of their own free choice, to receive newly issued released shares of the Bank, without thereby altering the BBVA policy of cash remuneration, in line with more efficient, flexible remuneration policies followed by other international banks.

Consequently, shareholders will have the Proposal available to them on the dates when the final and one of the interim dividends are habitually paid out. They may then decide which option suits them best at the time, whilst always continuing to be able to receive all their remuneration in cash if they wish.

5.- Example of how the Proposal works

In order to make it easier to understand how the Proposal might work, an example is given below of a simulated application of the formula included in the proposed resolutions that are being submitted to the General Meeting. The outcomes of these calculations are not representative of what may happen in reality when each Increase is made. This will depend on the different variables used in the formula (essentially, the Listed Price of the BBVA share at that time).

For the purposes of this example, we start with the following data (employing the names contained in the proposed resolutions):

•	Reference Market Value (RMV): €690,000,000.

•	Example of possible Listed Price (reference price or RP): if we take the example of a RP at €8.658, assuming that this is the amount that corresponds to the arithmetic mean of the average weighted prices of the BBVA share on the Spanish stock exchange system (SIBE — Mercado Continuo) over the five (5) trading sessions prior to the date set as reference date.

•	Total number of old BBVA shares (NOS): 4,490,908,285.

Then with these data:

The number of allocation rights (NAR) would be equal to the result of the following formula, rounding up to the next whole number: RP x NOS/ RMV, ie, 57 rights for the allocation of one new share.

By virtue of this, the maximum number of new shares to be issued would be the outcome of the following formula, rounding down to the next whole number: NOS / NAR, ie, 78,787,864 new shares.

In such case, the Purchase Price that BBVA guarantees for each right would be equal to the result of the following formula (rounded off to the closest thousandth of a euro and, in the event of the figure being half of a thousandth of a euro, up to the next whole thousandth): LP / (NAR + 1), ie, €0.149 per share.

Consequently, in this example, the maximum number of new shares to be issued would be 78,787.864 ordinary share with a nominal value of €0.49 each. This would mean a maximum nominal value of €38,606,053.36, which would make it necessary to have 57 free allocation rights to receive one new released share and BBVA would undertake to buy the free allocation rights at a price of €0.149 per right.

Thus, if a shareholder owned 1,000 shares, they would receive 1,000 rights and would have the following options:

1.	To subscribe up to a maximum of 17 share by exercising 969 of their 1,000 free allocation rights, selling (either on the market or to BBVA) the remaining 31 rights.

2.	To sell the 1,000 free allocation rights to BBVA under the BBVA Purchase Commitment, receiving a net cash sum of €120.69 after the 19% mandatory withholding.

3.	To sell the 1,000 free allocation rights on the market, charging the full value of the trade, without any tax withholding on the sale.

6. Tax Regime

In general, and pursuant to the criteria stated by the Tax Department (Dirección General de Tributos) in answer to several binding queries, the applicable tax regime in Spain for shareholders is as follows:

For tax purposes the distribution of the shares created by each capital increase will be treated as a delivery of released shares and therefore they will not be considered as income for the purpose of Spanish income-tax (IRPF), company income tax (IS) or income tax on non-residents (IRNR) regardless of whether the latter have a permanent establishment in Spain.

The purchase value of new shares received as a consequence of a capital increase or of the shares from which they originate shall be the total cost divided by the number of shares whether old or newly released. The seniority of such released shares shall be the same as those from which they originate.

If shareholders sell the rights of free allocation on the market, the amount obtained from the transfer of such rights will be subject to the following taxes:

•	In the case of IRPF and IRNR and if the transaction is carried out without the mediation of a permanent establishment, the amount obtained from the transfer of rights of free allocation on the market will receive the same treatment as pre-emptive subscription rights. Therefore the amount obtained from the transfer of rights of free allocation reduces, for tax purposes, the acquisition value of the shares originating from such rights in accordance with article 37.1.a of Law 35/2006, 28th November, on personal income tax.

Thus if the amount obtained in the transfer exceeds the acquisition value of the shares from which they originate then the difference will be considered a capital gain of the transferor in the tax period in which the transfer takes place.

•	In the case of company tax (IS) and the IRNR, when the transaction entails mediation of a permanent establishment in Spain, in so far as it completes a complete mercantile cycle, tax will be payable in accordance with the applicable rules.

If the holders of rights of free allocation decide to make the Purchase Commitment, the tax treatment of the amount obtained in the transfer to the Bank of the rights of free allocation, received as a shareholder or acquired in the market, will be equivalent to the tax on dividends distributed directly in cash and therefore subject to the corresponding withholding tax.

Nonetheless the amount obtained from a transfer, during the same year, of the commitment to repurchase rights acquired in the market will not benefit from the exemption. This exemption, limited to €1500 per year, is part of the current rules for dividends (because the rights are acquired less than two months prior to the payment of the above amount, which is taken to be the time of transfer).

Furthermore and in these cases (rights acquired in the market), the transfer generates an asset loss equal to the difference between the cost of acquisition of the rights and their transfer value, which in this case will be zero.

7. Conferral of authority and execution of each increase

It is proposed to authorise the Board of Directors, with the possibility of its substitution by the Executive Committee, to fix the date on which each capital increase resolution to be adopted by the Annual General Meeting shall be carried out and to fix any conditions of each capital increase that were not established by the General Meeting. All of this must be in accordance with article 297.1.a of the Capital Companies Act. Notwithstanding the above, if the Board of Directors considers it is not appropriate to carry out a particular capital increase by which the Proposal is instrumented, it may submit the possibility of revoking it to the General Meeting. In such event, it is not obliged to execute the increase. In particular before deciding to carry out the second capital increase the Board of Directors will examine and assess market conditions and the level of acceptance of the first increase (if this has taken place). If in its judgement these or other considerations indicate the increase is not timely, it will report this at the first General Meeting held after the end of the period established for execution.

When the Board of Directors decides to execute the Proposal by carrying out a capital increase and determining all those conditions not established by the General Meeting, the Bank will make such conditions public. In particular and prior to the start of each period for free allocation the Bank will publish a document with the number and nature of the shares and the grounds for the increase in capital. This shall be in accordance with articles 26.1.e and 41.1.d of Royal Decree 1310/2005, 4th November, containing details for the application of Act 24/1988, 28th July, on securities exchanges.

Finally the Board of Directors will declare the trading period for the free allocation rights closed and apply the corresponding voluntary reserves to the amount of the capital increase, which by this means will become paid-up capital. It will also adopt the corresponding resolutions to modify the Company Bylaws to reflect the new amount of capital stemming from each capital increase and request listing of the new shares.

8.- Proposed resolutions

The entire text of the proposed resolutions to issue capital against reserves and to authorise the Board of Directors to set the dates of such increases in accordance with articles 303 and 297.1.a of the Capital Companies Act, which will be submitted to the General Meeting, are as follows:

5.1	To increase share capital by a given amount by issuing new shares with a nominal value of €0.49, without an issue premium and of the same class and series as those currently in circulation, to be charged against voluntary reserves. Possibility of undersubscription. Commitment to purchase the rights of free allocation. Request for listing. Delegation of powers.

1.	Increase in released capital.- To increase the share capital of Banco Bilbao Vizcaya Argentaria S.A. (“BBVA”, the “Company” or the “Bank”) to be charged against voluntary reserves by an amount calculated by multiplying (a) the number of new shares to be issued as determined by the formula below, by (b) €0.49 (the nominal value of an ordinary BBVA share). The capital increase will be achieved by issuing new shares of the same class and series and with the same rights as those currently in circulation, each with a nominal value of €0.49, represented by book-entries, for free allocation to the Bank’s shareholders.

The possibility of incomplete subscription is expressly provided for as required by article 311 of the Capital Companies Act. If incomplete subscription occurs, the capital increase will be for the amount actually subscribed.

The number of new shares to be issued will be the outcome of the following formula, rounding down to the next whole number:

NOS / NAR

Where:

NOS (number of old shares) is the total number of BBVA shares on the date the Board of Directors resolves to carry out the increase;

and

NAR (number of allocation rights) is the number of rights of free allocation necessary to be assigned one new share. This will be determined by the following formula, rounding up to the next whole number:

NAR = RP x NOS / 690,000,000

Where:

RP (reference price) is the reference trading price of BBVA’s shares for the purpose of the present capital increase. This will be the arithmetic mean of the average weighted price of BBVA shares traded on the Spanish stock exchange system (SIBE — Mercado Continuo) over five (5) trading days prior to the date that the Board of Directors (or the Executive Committee, if so delegated by the former) resolves to carry out the capital increase, rounded off to the nearest one-thousandth of a euro. In the event of a half of one-thousandth of a euro, this will rounded up to the nearest one-thousandth. In no event can the RP be less than the nominal value of the Company’s shares. Therefore if the result of the calculation is less than €0.49, the RP will be €0.49.

2.	Reference balance sheet.- According to article 303 of the Capital Companies Act the balance sheet to be used as the basis of the transaction is that of 31st December 2010, duly approved by the Bank’s auditor and by this General Meeting under its agenda item one.

3.	Reserves used.- The capital increase will be completely charged against voluntary reserves, which at 31st December 2010 stood at €4,168,234,000.

4.	Right of free allocation.- All the Bank’s shareholders will have the right to free allocation of the new shares. Every share will convey one right of free allocation.

A certain number of rights (NAR) will be necessary to receive a new share. In order to ensure that all free allocation rights can be effectively exercised and the number of new shares will be a whole number, BBVA or a Group subsidiary will decline a corresponding number of free allocation rights to which they would have been entitled.

Holders of bonds convertible into BBVA shares will not have the right to free allocation of the new shares, without prejudice to modifications that might be made to the conversion ratio under the terms of each issue.

5.	Assignment and transferability of rights of free allocation.- The rights of free allocation will be assigned to BBVA shareholders who are accredited as such in the registers of Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores S.A. (IBERCLEAR) at the end of the day of publication of the capital increase in the Official Gazette of the Companies Registry.

The rights of free allocation of the new shares will be transferable. The rights of free allocation can be traded on the market during a period to be determined by the Board of Directors within a minimum of 15 calendar days after publication of the capital increase in the Official Gazette of the Companies Registry.

At the end of the trading period for the free allocation rights, new shares that cannot be assigned will be registered to whoever can claim ownership and held in deposit. After three years any shares that are still pending allocation can be sold in accordance with article 117 of the Capital Companies Act acting without liability on behalf of the interested parties. The net amount of such sale shall be held available to the parties concerned in the manner established by applicable legislation.

6.	Commitment to purchase rights of free allocation.- BBVA will undertake to acquire the rights of free allocation, complying strictly with any legal limitations. The purchase price of each right will be calculated by the following formula (rounding off to the closest one-thousandth of a euro and, in the event of a half of a thousandth of a euro, by rounding up to the next whole thousandth):

RP / (NAR + 1)

The commitment to purchase rights of free allocation shall be valid for a period determined by the Board of Directors during the trading period for such rights (described in section 5 above).

For this purpose it is agreed to authorise the Bank to acquire such rights of free allocation up to a maximum of the total rights issued, always complying with the legal limits.

7.	Format and rights of the new shares.- The new shares will be represented by book entries, and the books will be managed by Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. (IBERCLEAR) and its participating entities. From the date of issue the new shares shall confer on their holders the same rights as the rest of BBVA’s shares.

8.	Listing.- It is resolved to apply for listing of the new shares on the stock exchanges in Madrid, Barcelona, Bilbao and Valencia via the Spanish stock exchange system (SIBE — Mercado Continuo) and to establish all the arrangements and documents needed for listing by the foreign securities exchange authorities where BBVA’s shares are traded: currently London, Mexico and, via ADSs (American Depository Shares), on the securities markets in New York and Lima. These arrangements also apply to the new shares issued as a consequence of the capital increase and BBVA expressly agrees to be bound by present and future rules of these markets, especially regarding contracts, permanence and exclusion from official listing.

To such effects, authority is conferred on the Board of Directors and the Executive Committee, with express powers of substitution in both cases so that, once this resolution has been adopted, they can make the corresponding applications, draw up and present any appropriate documents in the terms they consider advisable, and take any measures that may be necessary for such purpose.

For legal purposes it is hereby expressly stated that should a request be made subsequently to de-list BBVA’s shares, the Bank will comply with all the formalities required by applicable legislation. It will also guarantee the interests of shareholders who oppose this or who do not vote for de-listing, thereby satisfying the requirements of the Capital Companies Act, of the Securities Exchange Act and of other similar or supplementary regulations.

9.	Execution of the resolution and conferral of authority. It is resolved to delegate to the Board of Directors authorising it to delegate to the Executive Committee, with express power for substitution pursuant to article 297.1.a of the Capital Companies Act and with article 30.c of the Company Bylaws, to set the date on which the resolution to increase capital will be carried out. This shall be determined by observing the provisions of this resolution and shall be carried out within one (1) year of its adoption, including amendment of article 5 of the Bylaws regarding the total amount of share capital and the number of shares. In accordance with article 30.c of the Company Bylaws, the Board of Directors may refrain from executing the present capital increase based on market conditions, on company circumstances or on a social or economic event that makes the action unadvisable. In such case it will inform the first General Meeting held following the end of the period established for execution.

It is likewise agreed to delegate in the Board of Directors, also in accordance with article 297.1.a of the Capital Companies Act and with power to delegate this to the Executive Committee with express power for substitution in each case, to fix any conditions of each capital increase that have not been established in the previous clauses. In particular, this will include the following, which is not a complete list and does not constitute a limitation or restriction:

(i)	To determine the date on which the capital increase will be carried out in the terms and within the limits defined in the present resolution.

(ii)	To determine the final amount of the capital increase, the number of new shares, the number of rights of free allocation and the allocation ratio in accordance with the rules established above.

(iii)	To determine the specific reserve accounts or sub accounts against which the capital increase will be charged.

(iv)	To decline the number of rights of free allocation needed to reconcile the allocation ratio for the new shares, to decline the rights of free allocation that are acquired under an acquisition commitment and to decline any rights of free allocation as might be necessary or convenient.

(v)	To establish the period for trading the rights of free allocation with a minimum of 15 calendar days after publication of the capital increase in the Official Gazette of the Companies Registry.

(vi)	To declare the capital increase executed and closed at the end of the above period for trading the rights of free allocation, determining, when relevant, an incomplete subscription and signing whatever public and private documents might be needed for total or partial execution of the capital increase.

(vii)	To amend article 5 of the Company Bylaws on share capital.

(viii)	To draw up, sign and present the appropriate issue documents to the Spanish Securities Exchange Commission (CNMV) or to any other competent Spanish or non-Spanish authority and to present any additional or supplementary information or documents required.

(ix)	To draw up, sign and present the necessary or appropriate documents for the issue and listing of the new shares to the Spanish Securities Exchange Commission (CNMV) or to any other competent Spanish or non-Spanish authority or organisation, assuming responsibility for their contents and to draw up, sign and present any supplements needed, requesting their verification and registration.

(x)	To carry out any action, declaration or negotiation with the Spanish Securities Exchange Commission (CNMV), with the governing bodies of the securities exchanges, with the exchanges companies, IBERCLEAR, with the Department of Treasury & Financial Policy, with the Department of Commerce & Investment and with any other organisation, entity or register, whether public or private, Spanish or non-Spanish, to obtain (if necessary or advisable) the authorisation, verification and subsequent execution of the issue and the listing of the new shares.

(xi)	To draw up and publish any announcements that may be necessary or appropriate for this purpose.

(xii)	To draw up, sign, accredit and, if necessary, to certify any type of document related to the issue, including without limit the public and private documents required.

(xiii)	To complete all the necessary formalities so that the new shares associated with the capital increase can be entered in IBERCLEAR’s registers and listed on the securities exchanges in Madrid, Barcelona, Bilbao and Valencia via the Spanish stock exchange system (SIBE — Mercado Continuo) system and on foreign stock exchanges that list BBVA’s shares at the time of issue.

(xiv)	And to take whatever action might be necessary or appropriate to execute and register the capital increase before whatever entities and organisations, whether public or private, Spanish or non-Spanish, including clarifications, supplements and amendment of defects or omissions that might impede or hinder the full effectiveness of the present resolution.

5.2	To increase share capital by a given amount by issuing new shares with a nominal value of €0.49, without an issue premium and of the same class and series as those currently in circulation, to be charged against voluntary reserves. Possibility of undersubscription. Commitment to purchase the rights of free allocation. Request for listing. Delegation of powers.

1.	Increase in released capital.- To increase the share capital of Banco Bilbao Vizcaya Argentaria S.A. (“BBVA”, the “Company” or the “Bank”) to be charged against voluntary reserves by an amount calculated by multiplying (a) the number of new shares to be issued as determined by the formula below, by (b) €0.49 (the nominal value of an ordinary BBVA share). The capital increase will be achieved by issuing new shares of the same class and series and with the same rights as those currently in circulation, each with a nominal value of €0.49, represented by book-entries, for free allocation to the Bank’s shareholders.

The possibility of incomplete subscription is expressly provided for as required by article 311 of the Capital Companies Act. If incomplete subscription occurs, the capital increase will be for the amount actually subscribed.

The number of new shares to be issued will be the outcome of the following formula, rounding down to the next whole number:

NOS / NAR

Where:

NOS (number of old shares) is the total number of BBVA shares on the date the Board of Directors resolves to carry out the increase;

and

NAR (number of allocation rights) is the number of rights of free allocation necessary to be assigned one new share. This will be determined by the following formula, rounding up to the next whole number:

NAR = RP x NOS / RMV

Where:

RP (reference price) is the reference trading price of BBVA’s shares for the purpose of the present capital increase. This will be the arithmetic mean of the average weighted price of BBVA shares traded on the Spanish stock exchange system (SIBE — Mercado Continuo) over five (5) trading days prior to the date that the Board of Directors (or the Executive Committee, if so delegated by the former) resolves to carry out the capital increase, rounded off to the nearest one-thousandth of a euro. In the event of a half of one-thousandth of a euro, this will rounded up to the nearest one-thousandth. In no event can the RP be less than the nominal value of the Company’s shares. Therefore if the result of the calculation is less than €0.49, the RP will be €0.49.

RMV is the maximum reference market value of the capital increase, which cannot exceed €550,000,000.

2.	Reference balance sheet.- According to article 303 of the Capital Companies Act the balance sheet to be used as the basis of the transaction is that of 31st December 2010, duly approved by the Bank’s auditor and by this General Meeting under its agenda item one.

3.	Reserves used.- The capital increase will be completely charged against voluntary reserves, which at 31st December 2010 stood at €4,168,234,000.

4.	Right of free allocation.- All the Bank’s shareholders will have the right to free allocation of the new shares. Every share will convey one right of free allocation.

A certain number of rights (NAR) will be necessary to receive a new share. In order to ensure that all free allocation rights can be effectively exercised and the number of new shares will be a whole number, BBVA or a Group subsidiary will decline a corresponding number of free allocation rights to which they would have been entitled.

Holders of bonds convertible into BBVA shares will not have the right to free allocation of the new shares, without prejudice to modifications that might be made to the conversion ratio under the terms of each issue.

5.	Assignment and transferability of rights of free allocation.- The rights of free allocation will be assigned to BBVA shareholders who are accredited as such in the registers of Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores S.A. (IBERCLEAR) at the end of the day of publication of the capital increase in the Official Gazette of the Companies Registry.

The rights of free allocation of the new shares will be transferable. The rights of free allocation can be traded on the market during a period to be determined by the Board of Directors within a minimum of 15 calendar days after publication of the capital increase in the Official Gazette of the Companies Registry.

At the end of the trading period for the free allocation rights, new shares that cannot be assigned will be registered to whoever can claim ownership and held in deposit. After three years any shares that are still pending allocation can be sold in accordance with article 117 of the Capital Companies Act acting without liability on behalf of the interested parties. The net amount of such sale shall be held available to the parties concerned in the manner established by applicable legislation.

6.	Commitment to purchase rights of free allocation.- BBVA will undertake to acquire the rights of free allocation, complying strictly with any legal limitations. The purchase price of each right will be calculated by the following formula (rounding off to the closest one-thousandth of a euro and, in the event of a half of a thousandth of a euro, by rounding up to the next whole thousandth):

RP / (NAR + 1)

The commitment to purchase rights of free allocation shall be valid for a period determined by the Board of Directors during the trading period for such rights (described in section 5 above).

For this purpose it is agreed to authorise the Bank to acquire such rights of free allocation up to a maximum of the total rights issued, always complying with the legal limits.

7.	Format and rights of the new shares.- The new shares will be represented by book entries, and the books will be managed by Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. (IBERCLEAR) and its participating entities. From the date of issue the new shares shall confer on their holders the same rights as the rest of BBVA’s shares.

8.	Listing.- It is resolved to apply for listing of the new shares on the stock exchanges in Madrid, Barcelona, Bilbao and Valencia via the Spanish stock exchange system (SIBE — Mercado Continuo) and to establish all the arrangements and documents needed for listing by the foreign securities exchange authorities where BBVA’s shares are traded: currently London, Mexico and, via ADSs (American Depository Shares), on the securities markets in New York and Lima. These arrangements also apply to the new shares issued as a consequence of the capital increase and BBVA expressly agrees to be bound by present and future rules of these markets, especially regarding contracts, permanence and exclusion from official listing.

To such effects, authority is conferred on the Board of Directors and the Executive Committee, with express powers of substitution in both cases so that, once this resolution has been adopted, they can make the corresponding applications, draw up and present any appropriate documents in the terms they consider advisable, and take any measures that may be necessary for such purpose.

For legal purposes it is hereby expressly stated that should a request be made subsequently to de-list BBVA’s shares, the Bank will comply with all the formalities required by applicable legislation. It will also guarantee the interests of shareholders who oppose this or who do not vote for de-listing, thereby satisfying the requirements of the Capital Companies Act, of the Securities Exchange Act and of other similar or supplementary regulations.

9.	Execution of the resolution and conferral of authority. It is resolved to delegate to the Board of Directors authorising it to delegate to the Executive Committee, with express power for substitution pursuant to article 297.1.a of the Capital Companies Act and with article 30.c of the Company Bylaws, to set the date on which the resolution to increase capital will be carried out. This shall be determined by observing the provisions of this resolution and shall be carried out within one (1) year of its adoption, including amendment of article 5 of the Bylaws regarding the total amount of share capital and the number of shares. In accordance with article 30.c of the Company Bylaws, the Board of Directors may refrain from executing the present capital increase based on market conditions, on company circumstances or on a social or economic event that makes the action unadvisable. In such case it will inform the first General Meeting held following the end of the period established for execution.

It is likewise agreed to delegate in the Board of Directors, also in accordance with article 297.1.a of the Capital Companies Act and with power to delegate this to the Executive Committee with express power for substitution in each case, to fix any conditions of each capital increase that have not been established in the previous clauses. In particular, this will include the following, which is not a complete list and does not constitute a limitation or restriction:

(i)	To determine the date on which the capital increase will be carried out in the terms and within the limits defined in the present resolution.

(ii)	To determine the final amount of the capital increase, the number of new shares, the market reference value (up to a maximum of €550,000,000), the number of rights of free allocation and the allocation ratio in accordance with the rules established above.

(iii)	To determine the specific reserve accounts or sub accounts against which the capital increase will be charged.

(iv)	To decline the number of rights of free allocation needed to reconcile the allocation ratio for the new shares, to decline the rights of free allocation that are acquired under an acquisition commitment and to decline any rights of free allocation as might be necessary or convenient.

(v)	To establish the period for trading the rights of free allocation with a minimum of 15 calendar days after publication of the capital increase in the Official Gazette of the Companies Registry.

(vi)	To declare the capital increase executed and closed at the end of the above period for trading the rights of free allocation, determining, when relevant, an incomplete subscription and signing whatever public and private documents might be needed for total or partial execution of the capital increase.

(vii)	To amend article 5 of the Company Bylaws on share capital.

(viii)	To draw up, sign and present the appropriate issue documents to the Spanish Securities Exchange Commission (CNMV) or to any other competent Spanish or non-Spanish authority and to present any additional or supplementary information or documents required.

(ix)	To draw up, sign and present the necessary or appropriate documents for the issue and listing of the new shares to the Spanish Securities Exchange Commission (CNMV) or to any other competent Spanish or non-Spanish authority or organisation, assuming responsibility for their contents and to draw up, sign and present any supplements needed, requesting their verification and registration.

(x)	To carry out any action, declaration or negotiation with the Spanish Securities Exchange Commission (CNMV), with the governing bodies of the securities exchanges, with the exchanges companies, IBERCLEAR, with the Department of Treasury & Financial Policy, with the Department of Commerce & Investment and with any other organisation, entity or register, whether public or private, Spanish or non-Spanish, to obtain (if necessary or advisable) the authorisation, verification and subsequent execution of the issue and the listing of the new shares.

(xi)	To draw up and publish any announcements that may be necessary or appropriate for this purpose.

(xii)	To draw up, sign, accredit and, if necessary, to certify any type of document related to the issue, including without limit the public and private documents required.

(xiii)	To complete all the necessary formalities so that the new shares associated with the capital increase can be entered in IBERCLEAR’s registers and listed on the securities exchanges in Madrid, Barcelona, Bilbao and Valencia via the Spanish stock exchange system (SIBE — Mercado Continuo) system and on foreign stock exchanges that list BBVA’s shares at the time of issue.

(xiv)	And to take whatever action might be necessary or appropriate to execute and register the capital increase before whatever entities and organisations, whether public or private, Spanish or non-Spanish, including clarifications, supplements and amendment of defects or omissions that might impede or hinder the full effectiveness of the present resolution.

1 The options available for Bank shareholders whose holding is in ADSs may entail specificities that differ from the options described here.

Report presented by the Board of Directors of Banco Bilbao Vizcaya Argentaria, S.A., regarding the proposed amendment to the Company Bylaws included under agenda item ten of the General Meeting called for 10th and 11th March 2011 at first and second summons, respectively.

1.	SUBJECT MATTER

This report is filed by the Board of Directors of Banco Bilbao Vizcaya Argentaria, S.A. (hereinafter “BBVA” or the “Company”) to provide the grounds of the proposal submitted to the approval of the General Meeting of Shareholders to be held in Bilbao, on 10th March 2011 at 12:00 at first summons, and in the same place at the same time on 11th March 2011 at second summons, under agenda item ten, regarding the amendment of certain articles in the Company Bylaws, pursuant to article 286 of the consolidated text of the Capital Companies Act, adopted under Legislative Royal Decree 1/2010, 2nd July (hereinafter the “Capital Companies Act”).

As a consequence of the recent enactment of the Capital Companies Act (Ley de Sociedades de Capital) and the consequent repeal of the consolidated text of the Companies Act (Ley de Sociedades Anónimas), adopted under Legislative Royal Decree 1564/1989, 22nd December (hereinafter the “Companies Act”) and Act 12/2010, 30th June, amending Act 19/1988, 12th July, on Account Audits, Act 24/1988, 28th July on Securities Exchanges and the consolidated text of the Companies Act adopted by Legislative Royal Decree 1564/1989, 22nd December, for its adaptation to EU regulations (hereinafter “Act 12/2010”), it has become necessary to adapt the Company Bylaws both with respect to the amendments that these regulations have brought in to the applicable legislation, insofar as they refer to aspects that are subject to regulation in the BBVA Company Bylaws, and with respect to deleting the express references made to the Companies Act, and to bring in technical enhancements.

With this purpose, it is deemed advisable for the corporate interests to propose the amendment of the following bylaw precepts to the BBVA General Meeting: Article 1. Name, Article 6. Capital increase or reduction, Article 9. Call on shares, Article 13.ter Preference shares, Article 15. Rights of shareholders, Article 16. Obligations of the shareholders, Article 19 Classes of Meetings, Article 20 Convening of meetings: the authority responsible, Article 21. Form and content of the convening notice, Article 22. Place of meeting, Article 24. Proxies, Article 28. Matters to be considered by Meetings, Article 30. Powers of the Meeting, Article 31. Adopting resolutions, Article 32. Minutes of the Meetings, Chapter Four: The Board Committees, Article 48. Audit Committee. Article 51. Financial year, Article 52. Preparation of the Annual Accounts, Article 53. Allocation of results, Article 54. Grounds of dissolution, Article 56. Liquidation phase and the suppression of Additional Provisions: One, Two and Three.

To make it easier for shareholders to understand the changes motivating the proposed amendment being submitted to the General Meeting, we first provide an explanation of the purpose and the grounds for the amendment and then include the proposed resolution that is being submitted to the General Meeting’s approval, including the new wording being proposed.

To provide for clearer comparison between the new wording of the articles being proposed for amendment and the current wording, an annex is attached to this report, for information purposes, with a verbatim transcription of the unamended and the amended text, in two parallel columns, in which the right-hand column contains the changes that are being proposed so they can be seen against the currently prevailing text, which is set in the left-hand column.

2.	GROUNDS FOR THE PROPOSAL

2.1.	GENERAL GROUNDS FOR THE PROPOSAL

The proposed amendment to the Bylaws that is presented to consideration by the General Meeting of Company Shareholders pursues two fundamental objectives:

1)	To adapt the Company Bylaws to the recent legislative amendments regarding company law that have been introduced with the aforementioned Capital Companies Act and Act 12/2010, and

2)	Update the Company Bylaws, deleting references to the Companies Act and introducing certain technical and drafting enhancements.

This reform of the Company Bylaws is supplemented with the reform of the BBVA General Meeting Regulations, which is proposed under agenda item eleven, to which end the Board of Directors has filed a specific explanatory report.

Pursuant to Royal Decree 1245/1995, 14th July, on the creation of banks, cross-border activity and other matters relating to the legal regime of financial institutions, the bylaw amendments proposed are conditional on obtaining the administrative authorisation mentioned in article 8.1 of the aforementioned Royal Decree.

An explanation of each of the proposed amendments is given below:

2.2.	DETAILED GROUNDS FOR THE PROPOSAL

Having explained the fundamental grounds for proposing to amend the Company Bylaws, a more detailed explanation is given below of each proposed amendment for each of the articles affected:

Proposed amendment of article 1 of the Company Bylaws regarding the Company name

The proposed amendment of article 1 of the Company Bylaws includes the deletion of the reference to the Companies Act, and the introduction of enhancements to the wording.

Proposed amendment of article 6 of the Company Bylaws regarding capital increase or reduction

The proposed amendment of article 6 of the Company Bylaws is intended to bring the article into line with the new wording of article 295 of the Capital Companies Act and the provisions of article 304 of the same Act, regarding pre-emptive subscription rights, following the amendment enacted under Act 3/2009, 3rd April, on structural amendments in mercantile companies (“Structural Amendments Act”).

The Structural Amendments Act rewords article 158 of the Companies Act regarding pre-emptive subscription rights to bring in some rules from, 13th December 1976 (the “Directive 77/91/EEC”), and is intended to bring the legal regime for pre-emptive subscription rights and convertible bonds into line with the judgement issued by the European Court of Justice (First Chamber), 18th December 2008, removing the possibility that convertible bond holders have pre-emptive subscription rights in capital increases.

By virtue of the above, certain changes are brought into the wording of the first and second paragraphs of article 6 of the Company Bylaws, to adapt to the terminology employed in article 295 of the Capital Companies Act regarding the modalities of increase, and the content of the third and fifth paragraphs is adapted to the provisions of article 304 of the Capital Companies Act, in order to delete the provision by virtue of which pre-emptive subscription rights were granted to convertible bond holders in the event of capital increases. However, the article retains its stipulations regarding the minimum period for exercising pre-emptive subscription rights, pursuant to article 503 of the Capital Companies Act.

Proposed amendment of article 9 of the Company Bylaws regarding call on shares

The proposed amendment aims to adapt the bylaw to the legal regime established in Section Two of Chapter IV of the Capital Companies Act for the disbursement of a call on shares (now called “pending disbursements”), and to bring its wording into line with the new terminology employed in the Act to refer to such a call.

The Structural Amendments Act amended article 42 of the Companies Act regarding calls on shares, to establish that shareholders must pay to the company that portion of the capital that would have been pending disbursement, “in the form and within the maximum period established in the company Bylaws”.

To such ends, an amendment is proposed to the first paragraph of article 9 for the determination of the maximum period during which shareholders must pay the Company the portion of the capital that is not paid up ,which is set at five years, and the determination of how the disbursement must be carried out, pursuant to article 81 of the Capital Companies Act, following the amendment brought about by the Structural Amendments Act.

A new paragraph is added to this article, to include the minimum period between the date of notification or announcement and the date of payment, which is one month, pursuant to article 81.2 of the Act.

The amendment of the second, third and fifth paragraphs of the prevailing article 9 is proposed, regarding the effects of shareholders in default, the re-integration of the Company and the transfer of partially paid up shares, to adapt to the content of articles 83, 84 and 85 of the Capital Companies Act. Most of these are changes in wording to bring the terminology into line with the terminology of the Capital Companies Act.

Proposed amendment of article 13 ter of the Company Bylaws regarding preference shares

This amendment aims to simplify the wording of this article by remitting it to the regime established by the Act to create such shares.

To such end, an amendment is proposed to the first paragraph to establish that the Company may issue privileged shares “under the legally established terms”, which means deleting the second and third paragraphs.

Proposed amendment of article 15 of the Company Bylaws regarding rights of shareholders

This proposed amendment aims to delete references to the Companies Act in sections d) on the right to call for General Meetings and f) on the right to information.

Proposed amendment of article 16 of the Company Bylaws regarding obligations of the shareholders

This amendment is intended to adapt section b) of article 16 to the new terminology employed by the Capital Companies Act to refer to calls on shares. It proposes the substitution of the term “call on shares” with “Payment of the portion of capital that would have been pending disbursement”, pursuant to article 81.1 of the Capital Companies Act.
Proposed amendment of article 19 of the Company Bylaws regarding classes of Meetings

This proposed amendment is intended to adapt the article to the new wording of articles 163, 164 and 165 of the Capital Companies Act, and to bring in enhanced wording.

In particular, the reference to the “reviewing” of corporate management, which was the term used to translate the Spanish term “censurar” under the Companies Act to be replaced by “approval of corporate management”, as established under article 164 of the Capital Companies Act.

Proposed amendment of article 20 of the Company Bylaws regarding convening meetings

This proposed amendment is intended to adapt the article to the wording of articles 167 and 168 of the Capital Companies Act with respect to the duty of directors to call meetings and the request by minorities to do so (which was already contained in article 20 of the Company Bylaws), and the introduction of technical enhancements.

Thus, in the first paragraph the inclusion of the directors’ duty to call the General Meeting mentioned in article 167 of the Capital Companies Act “whenever they deem it necessary or advisable for the corporate interests, and in all cases on the date or in the periods determined by law and by the Bylaws”.

Regarding the cases in which a minority may request the General Meeting be convened, apart from adapting the content of the second paragraph of the bylaw to the wording of article 168 of the Capital Companies Act, this proposed amendment aims to substitute the period of thirty days laid down in article 20 for calling a General Meeting to include a reference to the “legally established” period, and to add the obligation that the request include “business to be dealt with”.

Finally, the deletion of the reference to judicial convention is deleted from this article, as it is not a case in which the General Meeting is convened at the initiative of the Board of Directors and is broadly regulated in the Capital Companies Act.
Proposed amendment of article 21 of the Company Bylaws regarding the form and content of the convening notice

The proposal aims to adapt the bylaw to the new regulations in the laws regarding the dissemination of the notice of meeting and its content, established in the Capital Companies Act (articles 173 and 174) and to introduce several technical enhancements. Thus:

•	Regarding the timing of the notice of meeting, it is proposed to delete the fifteen day period mentioned in article 21 and to replace it with the time “required by law”.

•	Regarding the media for publication of the notice of meeting, it is proposed that the bylaw be brought into line with the content of article 173 of the Capital Companies Act, as worded in Royal Decree Act 13/2010, 3rd December, on actions in tax, employment and deregulatory matters to encourage investment and create jobs, which has amended the format of the notice of meeting, establishing that this be published in the BORME (official gazette of Companies Registries of Spain) and on the corporate website, deleting the requirement to publish in the written press, except for companies that do not have a corporate website.

•	Regarding the content that the notice of meeting must always contain, it is proposed to adapt the bylaw to the wording of article 174 of the Capital Companies Act and to bring in some technical enhancements.

•	Pursuant to article 182 of the Capital Companies Act on remote electronic assistance, the last paragraph 4 includes the delegation to the Board of Directors of the authority to consider, when arranging each General Meeting, the bases that make it possible to attend the General Meeting over remote media and value the possibility of organising attendance of the Meeting over such media.

Proposed amendment of article 22 of the Company Bylaws regarding place of the meeting

This proposed amendment is solely intended to adapt to the amended terminology brought in by article 175 of the Capital Companies Act, which substitutes the Spanish equivalent to the term “locality” used in the Companies Act by “municipal area”.

Proposed amendment of article 24 of the Company Bylaws regarding proxies to attend the General Meeting

The amendment of the rules for shareholder representation in the General Meeting is proposed, bringing them into line with article 184 of the Capital Companies Act, to facilitate shareholders’ rights to grant proxy for the General Meeting.

It is proposed to delete the requirement in the first paragraph of article 24 for the proxy to be a shareholder, to include the possibility of the shareholder being represented by any person, along with technical enhancements.

Proposed amendment of article 28 of the Company Bylaws regarding matters to be considered by the Meetings

This proposed amendment is intended to delete references to the Companies Act contained in the article.

Proposed amendment of article 30 of the Company Bylaws regarding the powers of the Meeting.

The proposal aims to adapt this article to the new wording of the Capital Companies Act in articles 160 (on the powers of the General Meeting) and 512 (on the General Meeting’s approval of its own Regulations), and to introduce technical enhancements and delete references to the Companies Act.

Proposed amendment of article 31 of the Company Bylaws regarding the adoption of resolutions

The proposal is intended to adapt the wording to the terminology in the Capital Companies Act to refer to “pending disbursements” and bring in some technical and wording enhancements.

In particular with respect to remote voting, already established by the Company Bylaws, it is proposed to add a new paragraph at the end of the article in order to expressly mention the possibility of the Board of Directors establishing suitable rules and media for shareholders to vote or grant proxy over remote media.

Proposed amendment of article 32 of the Company Bylaws regarding the minutes of the Meetings

This proposed amendment is intended to adapt the bylaws to the literal wording in article 202 and article 203 of the Capital Companies Act regarding the executive force of resolutions, the adoption of the minutes and the notary’s minutes of proceeding, as well as to bring in certain changes in wording.

Proposed amendment of Chapter Four of the Company Bylaws regarding the Board Committees

A formal change is proposed to make the Bylaws more systematic. This consists of moving from the first paragraph of article 48 on the powers of the Board of Directors to set up Committees to help them in the performance of their duties in order to place it as a central, independent paragraph under the heading of Chapter Four: The Board Committees.

Proposed amendment of article 48 of the Company Bylaws regarding the Audit Committee

This amendment is proposed to adapt to the additional provision eighteen of Act 24/1988, 28th July, on the Securities Exchange (hereinafter “The Securities Exchange Act”) as worded in Act 12/2010, which includes some changes regarding the composition and functions of the Audit Committee.

Regarding its functions, a reference is made to, as a minimum, the functions established by the Act, which may be listed in the Board Regulations and the Committee’s regulations.

It also includes the title of article 48, “Audit Committee” and brings in some technical enhancements.

Proposed amendment to articles 51 and 52 of the Company Bylaws regarding financial year and preparation of the annual accounts, respectively.

A formal change is proposed to make the Company Bylaws more systematic, by suppressing the second paragraph of article 51, on the publication of annual accounts, management report and proposal for allocation of result, and moving it to article 52 (on annual accounts).

Proposed amendment of article 53 of the Company Bylaws regarding allocations of results

The amendment of this article is meant to adapt to article 273 of the Capital Companies Act on the application of year-end results in accordance with the balance sheet approved, such that an amendment is proposed to the first paragraph, along with some improvements in the wording.

Proposed amendment of article 54 of the Company Bylaws regarding the grounds of dissolution

This proposed amendment is intended to eliminate references to the Companies Act and include a reference to the grounds of dissolution of companies in the prevailing legislation.

Proposed amendment of article 56 of the Company Bylaws regarding the liquidation of the Company

This proposed amendment aims to delete references to the Companies Act and include a reference to the prevailing legislation on the functions of the liquidators and the rules for the liquidation of companies.

Proposed amendment to the additional provisions of the Company Bylaws

This proposed amendment consists of deleting the three additional provisions included in the Company Bylaws. It aims to adapt to the prevailing regime on the representation of shares through book entries and others established in the legislation on securities markets and mercantile law.

Pursuant to Royal Decree 1245/1995, 14th July, on the creation of banks, cross-border activity and other matters relating to the legal regime of financial institutions, the bylaw amendments proposed are conditional on obtaining the administrative authorisation mentioned in article 8.1 of the aforementioned Royal Decree.

3.	PROPOSED RESOLUTION TO BE SUBMITTED TO THE GENERAL MEETING

In view of the grounds contained in the previous section, the amendment proposal is included below, with express reference to each article affected:

“PROPOSED RESOLUTIONS UNDER AGENDA ITEM TEN FOR THE ANNUAL GENERAL MEETING OF BANCO BILBAO VIZCAYA ARGENTARIA, S.A. SHAREHOLDERS, TO BE HELD 11TH MARCH 2011

Adoption of the amendment to the following articles in the Company Bylaws: Article 1 Name, Article 6 Increase or reduction of capital, Article 9 Call on shares, Article 13 ter Preference shares, Article 15 Rights of shareholders, Article 16 Obligations of the shareholders, Article 19 Classes of Meetings, Article 20 Convening of meetings: the authority responsible, Article 21 Form and content of the convening notice, Article 22 Place of Meeting, Article 24 Proxies (to allow the shareholder to be represented by any person), Article 28 Matters to be considered by Meetings, Article 30 Powers of the Meeting, Article 31 Adopting resolutions, Article 32 Minutes of the Meetings, Chapter Four: The Board Committees, Article 48 Audit Committee, Article 51 Financial year, Article 52 Preparation of the Annual Accounts, Article 53 Allocations of results, Article 54 Grounds of dissolution, Article 56 Liquidation phase and suppression of the Additional Provisions: One, Two and Three, for their adaptation to the amendments brought in under the consolidated text of the Capital Companies Act, adopted by Legislative Royal Decree 1/2010, 2nd July and to Act 12/2010, 30th June, amending Act 19/1988, 12th June, on the auditing of accounts, Act 24/1988, 28th July, on securities exchanges, and the consolidated text of the Companies Act adopted under Legislative Royal Decree 1564/1989, 22nd December, and to bring in certain technical enhancements:

"Article 1. Name.

The Company is called BANCO BILBAO VIZCAYA ARGENTARIA, S.A. (the “Bank” or the “Company”) and will be governed by the law, these Bylaws and other applicable legal provisions.

Article 6. Increase or reduction in capital.

The Bank’s capital may be increased or reduced by a resolution of the General Meeting of Shareholders, without prejudice the provisions of Article 30 , section c) and d) of these Bylaws.

The increase in the share capital may be made by issuing new shares or by increasing the nominal value of existing ones. In both cases, the exchange value of the increase in capital may consist both of new contributions, pecuniary or otherwise, to the company assets, including the set-off of credits against the Company, or a charge against earnings or reserves or earnings that already appeared on the latest balance sheet approved.

In increases of share capital with the issue of new shares, whether ordinary or preference, payable by pecuniary contribution, shareholders will have the right to subscribe a number of shares proportional to the nominal value of the shares they own, within the term granted to them for this purpose by the Company Board of Directors, which shall be not less than fifteen days from the publication of the announcement of the offering for subscription of the new issue in the Official Gazette of the Companies Registry (Boletín Oficial del Registro Mercantil).

The preferential subscription right will be transferable on the same conditions as the shares from which it derives. In increases of capital charged to reserves, the same rule shall apply to the rights of free allocation of the new shares.

The preferential subscription right will not apply when the increase of capital is due to the take-over of another company or of all or part of the split-off assets of another company or the conversion of debentures into shares.

In cases in which the interests of the Company so require, the General Meeting, when deciding on an increase of capita, may resolve, subject to the legally established requirements, to totally or partially eliminate the preferential subscription right.

Article 9. Pending Disbursements

Where any shares are not paid up in full, shareholders must pay the undisbursed part at the time that the Board of Directors may determine, within a maximum period of five years as of the date of the resolution to increase the capital. The form and other circumstances regarding the disbursement will be subject to the provisions in the resolution to increase the capital.

The requirement to pay the pending disbursements will be notified to the shareholders affected or will be announced in the Official Gazette of the Companies Registry. There must be at least one month between the date of sending the communication or the announcement and the payment date.

Shareholders in default of payment on the pending disbursements may not vote. The amount of the shares of such shareholder shall be deducted from the share capital for the computation of the quorum. Shareholders in default will not be entitled to collect dividends or to preference subscription of new shares or convertible bonds.

Should the term established for payment elapse, without payment having been made, the Bank. depending on the cases and the nature of the disbursement not made, may either demand compliance with the obligation with payment of the legal interest and the loss and damage caused by the delay or proceed to dispose of the shares without liability on behalf of the defaulting shareholder. In such case, the sale of the shares will be verified by an official member of the secondary market on which the shares are listed, or otherwise through a commissioner for oaths, and, where applicable, it shall entail the replacement of the original share certificate by a duplicate.

The proceeds from the sale, as may be the case, after deducting expenses ,shall be in the possession of the Bank and they shall be allocate to cover the overdraft of the cancelled shares and should any balance arise, it shall be delivered to the holder.

Should it not be possible to make the sale, the share will be redeemed, with the subsequent reduction in capital, the amounts already paid up remaining in the Company earnings.

Should partially paid-up shares be transferred, the acquiring shareholder, together with all the preceding transferors, at the choice of the Board of Directors, shall be jointly and severally liable for payment of the outstanding amount. The transferors shall be liable for a term of 3 years reckoned after the date of the respective transfer.

The provisions of this article shall not impede the Bank from using any of the means contemplated in applicable legislation against the defaulting shareholders.

Article 13. ter Preference shares

The Company may issue shares which grant a privilege over ordinary shares under the legally established terms and conditions, complying with the formalities prescribed for the amendment of the Company Bylaws.

Article 15. Rights of shareholders

The following are the rights of the Bank’s shareholders and may be exercised within the conditions and terms and subject to the limitations set out in these Bylaws:

a) To participate, in proportion to the paid up capital, in the distribution of the company’s earnings and in the assets resulting from liquidation.

b) Preemptive subscription right in the issue of new shares or debentures convertible into shares.

c) To attend General Meetings, in accordance with article 23 hereof, and to vote at these, except in the case of nonvoting shares, and also to challenge corporate resolutions.

d) To call for ordinary or extraordinary General Meetings, under the terms and conditions set out in the Companies Act and these Bylaws.

e) To examine the Annual Accounts, the Management Report, the proposed allocation of results and the Report of the Auditors, and also, if appropriate, the Consolidated Accounts and Management Report, in the manner and within the time limit provided in article 29 hereof.

f) The right to information, pursuant to applicable legislation and these Bylaws.

g) For the member and persons who, where appropriate, have attended the General Meeting of Shareholders as proxies for non-attending members, to obtain at any time certified copies of the resolutions and of the Minutes of General Meetings..

h) In general, all rights that may be recognized by a statutory provision or by these Bylaws.

Article 16.Obligations of the shareholders
Shareholders have the following obligations:

a) To abide by the Bylaws and by the resolutions of General Meetings, of the Board of Directors and other bodies of government and administration.

b) To pay the portion of capital that may have been pending disbursement, when so required.

c) To accept that the Courts of competent jurisdiction shall be determined on the basis of the location of the registered office of the Bank for the resolution of any differences that the shareholder, as such may have with the Company, and for that purpose the shareholder shall be deemed to have waived the right to have recourse to the Courts of his own locality.

d) All other obligations deriving from legal provisions or from these Bylaws.

Article 19 Classes of Meetings

General Meetings of Shareholders may be Ordinary or Extraordinary. The Ordinary General Meeting, convened as such, will necessarily meet within the first six months of each year. It will give approval, where forthcoming, of the corporate management, the accounts for the previous year and resolve as to the allocation of results, without prejudice to such resolutions as it may adopt, within the scope of its powers, concerning any other item on the agenda or that are allowed by law provided that the General Meeting is attended by the number of shareholders and the portion of capital required by law or the Bylaws in each case.

Every Meeting other than that provided for in the previous paragraph will be considered an Extraordinary General Meeting.

Article 20. Convening Meetings.

General Meetings shall be convened at the initiative of the Board of Directors whenever it deems this necessary or advisable for the Company’s interests, and in any case on the dates or in the periods determined by law and these Bylaws.

If requested by one or several shareholders representing at least five per cent of the share capital, the Board of Directors must also convene a General Meeting. The request must expressly state the business to be dealt with. In such event, the Board of Directors must convene the Meeting so that it is held within the legally established period as of the date on which the Board of Directors is served duly attested notice to convene it. The agenda must without fail include the matters to which the request for a meeting referred.

Article 21. Form and content of the convening notice

General Meetings, whether Ordinary or Extraordinary, must be convened by means of announcements published in the Official Gazette of the Companies Registry and on the Company website, within the notice period required by law, except when legal provisions establish other media for disseminating the notice.

The notice shall indicate the date, time and place of the meeting on a first convening and its agenda, which will give all the business that the Meeting will deal with, and any other references that may be required by law. The date on which the meeting should be held on a second convening may also be placed on record in the announcement.

At least twenty-four hours should be allowed to elapse between the first and second meeting.

The Board of Directors may consider technical media and the legal bases that enable and guarantee remote attendance at the General Meeting and will evaluate the possibility of organising attendance over remote media.

Article 22. Place of meeting.

Except in events established by law for Universal General Meetings, General Meetings shall be held at the municipal area where the Company has its registered office, on the date indicated in the convening notice, and sessions may be extended for one or more consecutive days at the request of the Board of Directors or of a number of shareholders representing at least one quarter of the capital present at the meeting, and also may be transferred to a place other than that indicated in the convening notice, within the same municipal area, with the knowledge of those present, in the event of force majeure.

Article 24. Proxies

Any shareholder entitled to attend may attend meetings represented by another person, who need not necessarily be a shareholder.

The proxy must be conferred specifically for each General Meeting, using the proxy form established by the Company, which shall be recorded on the attendance card. A single shareholder may not be represented at the General Meeting by more than one proxy.

Likewise, authorisation may be conferred by means of remote communications that comply with the requirements established by law.

The appointment of a proxy by a fiduciary or merely apparent shareholder may be rejected.

Article 28. Matters to be considered by the Meetings

At Ordinary and Extraordinary General Meetings, only matters which are specifically indicated in the convening notice may be dealt with, except as provided for by law.

Article 30. Powers of the Meeting

The General Meeting of Shareholders has the following powers:

a) Modify the Company Bylaws, and also confirm or rectify the interpretation of these made by the Board of Directors.

b) Determine the number of Directors to form the Board of Directors, appoint, re-elect and dismiss Board members, and ratify or revoke the provisional appointments of such members made by the Board of Directors.

c) Increase or reduce the share capita delegating, where appropriate, to the Board of Directors the power to indicate, within a maximum time, pursuant to law, the date or dates of its execution, who may use all or part of that power or even refrain from doing so in consideration of the conditions in the market, in the Company itself or of any fact or event of social or economic importance which makes this decision advisable, reporting on this at the first General Meeting held when the term set for its execution has elapsed.

d) Authorise the Board of Directors to increase share capital as established by law. When the General Meeting delegates such power, it may also confer powers to exclude the preferential subscription right over the share issues referred to in the authority, under the terms and conditions and with the requirements established by law.

e) Delegate to the Board of Directors the amendment of the nominal value of the shares representing the share capital, re-wording article 5 of the Company Bylaws.

f) Issue debentures, bonds or other securities recognising or creating debt, whether senior, mortgage, exchangeable or convertible, with fixed or variable interest, which may be subscribed in cash or in kind, or under any other condition of profitability or entailment, modality or characteristic. The General Meeting may also authorise the Board of Directors to make said issues. It may also confer authority on the Board of Directors to exclude or limit the preferential subscription right over the convertible debenture issues under the terms and conditions and with the requirements established by law. In the event of convertible debenture issues, the General Meeting will approve the conditions and modalities of the conversion and the increase of the share capital by the amount necessary for the purposes of the said conversion, as established by law.

g) Examine and approve the annual accounts, the proposal on the application of result and the Company management for each financial year and also, where appropriate, the consolidated accounts.

h) Appoint, re-elect and dismiss the auditors.

i) Approve the transformation, merger, split, global assignment of assets and liabilities, dissolution and offshoring of the registered offices.

j) Make a statement on any other matter reserved to the Meeting by legal provision or by these Bylaws.

k) To approve its Regulations and any later amendments, pursuant to the Board of Director’s proposal regarding these.

Article 31. Adopting resolutions

At ordinary and/or extraordinary General Meetings, resolutions shall be adopted with the majorities required by law and by these Bylaws.

Every shareholder attending the General Meeting shall have one vote for each share owned or represented, however much has been paid up for it.

Shareholders who are not up to date in the payment of calls for pending disbursements shall not have the right to vote, but only with regard to the shares whose call disbursements has not been paid. Nor shall holders of shares without voting rights.

Shareholders may delegate or exercise their vote on proposals regarding matters in the agenda items at any kind of General Meeting by postal correspondence, electronic correspondence or any other remote means of communication, provided that the identity of the person exercising their voting right is duly guaranteed.

The Board of Directors may draw up the suitable rules, means and procedures to instrument the voting process and the granting of proxy over remote media, complying with the requirements established by law.

Article 32. Minutes of Meetings

The Secretary of the Meeting shall prepare minutes thereof which shall be entered in the minute boo; the minutes may be approved by the Meeting itself at the end of the session, and failing that, within a period of fifteen days, by the Chairman of the General Meeting and two shareholders examiners, one representing the majority and the other the minority.

The corporate resolutions may be implemented as of the date of approval of the minutes in which they appear.

The minutes of the meeting will be signed by the Secretary and countersigned by the Chairman.

Any certificates that are issued in connection with the minutes once approved, will be signed by the Secretary and, failing that, by the Secretary of the Board of Directors, and countersigned by the Chairman or, as the case may be, by the Chairman of the Board of Directors.

The Board of Directors may request the presence of a notary public to take minutes of the proceedings.

Chapter Four: On Board Committees

To assist in the performance of its duties, the Board of Directors may set up the committees it deems necessary to help it on questions within the scope of its powers.

Article 48. Audit Committee.

However, for the supervision both of the financial statements and of the exercise of the control and oversight function, the Board of Directors shall have an Audit Committee, which will have the powers and means it needs to perform its duties.

The Audit Committee shall comprise of a minimum of four non-executive directors appointed by the Board of Directors, who have due dedication, capacity and expertise necessary to pursue their duties. The Board shall appoint one of them to Chair the Committee, who must be replaced every four years, and may be re-elected to the post when one year has elapsed since he/she stood down. At least one of the Audit Committee members must be an independent director and be appointed taking into account his/her knowledge and expertise in accounting, auditing or in both.

The maximum number of members on the Committee shall be the number established in article 34 of these Bylaws, and there will always be a majority of non-executive directors.

The Committee shall have its own set of specific regulations, approved by the Board of Directors. These will determine its duties, and establish the procedures to enable it to meet its commitments. In all cases, the arrangements for calling meetings, the quorum for proper constitution and adoption and documentation of resolutions will be governed by the provisions of these Company Bylaws with respect to the Board of Directors.

The Audit Committee will have the powers established by law, by the Board Regulations and by its own regulations.

Article 51. Financial year.

The accounting periods of the Company shall be one year, coinciding with the calendar year, ending on 31st December each year.

Article 52. Annual Accounts.

The annual accounts and other accounting documents that must be submitted to the ordinary General Meeting for approval must be prepared in accordance with the chart established by prevailing provisions applicable to banking institutions.

The annual accounts, the management report, the proposal for allocation of results and the auditors’ report and, where applicable, the consolidated financial statements and management report, will be given the publicity that is determined at any time by prevailing provisions and these Bylaws.

Article 53. Allocation of results.

The General Meeting shall resolve on the allocation of results from the year, in accordance with the balance sheet approved.

The Company’s net earnings will be distributed in the following order:

a) Endowment to insurance-benefit reserves and funds, required by prevailing legislation and, where applicable, to the minimum dividend mentioned under article 13 of these bylaws.

b) A minimum of four percent of the paid-up capital, as shareholder dividend..

c) Four percent of the same to remunerate the services of the board of directors and the executive committee, unless the board itself resolves to reduce this percentage in years when it deems this to be appropriate. The resulting figure shall be made available to the board of directors to distribute amongst its members at the time and in the form and proportion that it determines. The resulting amount may be paid in cash or, if the General Meeting so resolves pursuant to the law, by delivery of shares, share options or remuneration indexed to the share price.

This amount may only be taken out after the shareholders’ right to the minimum 4% dividend mentioned above has been duly recognised.

Article 54. Grounds of dissolution.

The Bank will be dissolved under the circumstances laid down in that respect by prevailing legislation.

Article 56. Liquidation phase.

Once the dissolution has been resolved, the liquidation phase shall commence and although the Company shall retain its legal status, the representative capacity of the directors and other authorised agents to enter into new contracts and contract new obligations shall cease, and the liquidators shall assume the functions attributed to them by law.

The liquidation of the Company will be done in compliance with the prevailing legal provisions at any time.

Pursuant to Royal Decree 1245/1995, 14th July, on the creation of banks, cross-border activity and other matters relating to the legal regime of financial institutions, the bylaw amendments proposed are conditional on obtaining the administrative authorisation mentioned in article 8.1 of the aforementioned Royal Decree.”

ANNEX
COMPARATIVE INFORMATION ON THE BYLAW PRECEPTS WHOSE AMENDMENT IS PROPOSED

CURRENT WORDING OF THE COMPANY BYLAWS	AMENDMENT PROPOSED TO THE GENERAL MEETING

Article 1. Name
The company will trade under the name BANCO
BILBAO VIZCAYA ARGENTARIA S.A., and it will
be governed by the Business Corporations
Act, the By-laws herein and any other
statutory provisions that may apply.
Article 1. Name The Company is called BANCO BILBAO VIZCAYA ARGENTARIA, S.A. (the “Bank” or the “Company”) and will be governed by law, by these Bylaws and by other applicable legal provisions.

Article 6. Increase or reduction in capital.
The Bank’s capital may be increased or
reduced by a resolution of the General
Meeting of Shareholders, without prejudice
to the provisions of Article 30, section c),
of these Articles of Association.
The increase in the share capital may be
made by issuing new shares or increasing the
par value of existing ones. In both cases
the exchange value of the increase in
capital may consist both of new
contributions, whether pecuniary or
otherwise, to the company assets, including
the set-off of credits against the company,
and the conversion of reserves or profits
which already appeared in the said assets.
In increases of share capital with the issue
of new shares, whether ordinary or
preference, the former shareholders and
holders of convertible debentures may
exercise, within the term granted for this
purpose by the Company Administration, which
will not be less than fifteen days from the
publication of the announcement of the offer
of subscription of the new issue in the
Official Gazette of the Commercial Registry,
the right to subscribe for a number of
shares proportional to the par value of the
shares held or those which would correspond
to the holders of the convertible debentures
if the option to convert were exercised at
that time.
The preferential subscription right will be
transferable on the same conditions as the
shares from which it derives. In increases
of capital charged to reserves, the same
rule will apply to the rights of free
allocation of the new shares.
The preferential subscription right will not
apply when the increase of capital is due to
the conversion of debentures into shares or
the take-over of another company or part of
the split-off assets of another company, and
also when it is a case of non-pecuniary
contributions including the set-off of
credits.
In cases where the interest of the Company
so requires, the General Meeting, when
deciding on an increase of capital may
resolve, subject to the requirements legally
determined in Article 159 of the Business
Corporations Act, the total or partial
elimination of the preferential subscription
right.
Article 6. Increase or reduction in capital.
The Bank’s capital may be increased or
reduced by a resolution of the General
Meeting of Shareholders, without prejudice
the provisions of Article 30 , section c) and
d) of these Bylaws.
The increase in the share capital may be made
by issuing new shares or by increasing the
nominal value of existing ones. In both
cases, the exchange value of the increase in
capital may consist both of new
contributions, pecuniary or otherwise, to the
company assets, including the set-off of
credits against the Company, or a charge
against earnings or reserves or earnings that
already appeared on the latest balance sheet
approved.
In increases of share capital with the issue
of new shares, whether ordinary or
preference, payable by pecuniary
contribution, shareholders will have the
right to subscribe a number of shares
proportional to the nominal value of the
shares they own, within the term granted to
them for this purpose by the Company Board of
Directors, which shall be not less than
fifteen days from the publication of the
announcement of the offering for subscription
of the new issue in the Official Gazette of
the Companies Registry (Boletín Oficial del
Registro Mercantil).
The preferential subscription right will be
transferable on the same conditions as the
shares from which it derives. In increases of
capital charged to reserves, the same rule
shall apply to the rights of free allocation
of the new shares.
The preferential subscription right will not
apply when the increase of capital is due to
the take-over of another company or of all or
part of the split-off assets of another
company or the conversion of debentures into
shares.
In cases in which the interests of the
Company so require, the General Meeting, when
deciding on an increase of capita, may
resolve, subject to the legally established
requirements, to totally or partially
eliminate the preferential subscription
right.

Article 9. Call on shares.
Where any shares are not paid up in full,
the Board of Directors shall determine when,
how and to what extent the amounts
outstanding are to be paid, announcing this
in the Official Gazette of the Commercial
Registry.
The shareholder in default in the payment of
calls on capital shall not be able exercise
voting rights. The amount of the shares of
such shareholder shall be deducted from the
share capital for the computation of the
quorum.
Should the term established for payment
elapse, without payment having been made,
the Bank may either demand compliance with
the obligation, including payment of legal
interest and the loss and damage caused by
the delay, or dispose of the shares in
default through a member of the stock
exchange, if the shares are admitted to
listing on the stock exchange, or through a
Licensed Broker or Notary Public, otherwise,
the expenses and loss which may arise to be
borne by the holders and including, if
appropriate, the replacement of the original
share certificate by a duplicate.
The proceeds from the sale, as may be the
case, after deducting expenses, shall be in
the possession of the Bank and they shall be
allocated to cover the overdraft of the
cancelled shares and, should any balance
arise, it shall be delivered to the holder.
Should the shares be transferred, the
acquiring shareholder, together with all the
preceding transferors, at the choice of the
Board of Directors, shall be jointly and
severally liable for payment of the
outstanding amount. The transferors shall be
liable for a term of 3 years reckoned after
the date of the respective transfer.
The provisions of this article shall not
impede the Bank from using any of the means
contemplated in article 45 of the Business
Corporations Act.
Article 9. Pending disbursements.
Where any shares are not paid up in full,
shareholders must pay the undisbursed part at
the time that the Board of Directors may
determine, within a maximum period of five
years as of the date of the resolution to
increase the capital. The form and other
circumstances regarding the disbursement will
be subject to the provisions in the
resolution to increase the capital.
The requirement to pay the pending
disbursements will be notified to the
shareholders affected or will be announced in
the Official Gazette of the Companies
Registry. There must be at least one month
between the date of sending the communication
or the announcement and the payment date.
Shareholders in default of payment on the
pending disbursements may not vote. The
amount of the shares of such shareholder
shall be deducted from the share capital for
the computation of the quorum. Shareholders
in default will not be entitled to collect
dividends or to preference subscription of
new shares or convertible bonds.
Should the term established for payment
elapse, without payment having been made, the
Bank. depending on the cases and the nature
of the disbursement not made, may either
demand compliance with the obligation with
payment of the legal interest and the loss
and damage caused by the delay or proceed to
dispose of the shares without liability on
behalf of the defaulting shareholder. In such
case, the sale of the shares will be verified
by an official member of the secondary market
on which the shares are listed, or otherwise
through a commissioner for oaths, and, where
applicable, it shall entail the replacement
of the original share certificate by a
duplicate.
The proceeds from the sale, as may be the
case, after deducting expenses ,shall be in
the possession of the Bank and they shall be
allocate to cover the overdraft of the
cancelled shares and should any balance
arise, it shall be delivered to the holder.
Should it not be possible to make the sale,
the share will be redeemed, with the
subsequent reduction in capital, the amounts
already paid up remaining in the Company
earnings. Should partially paid-up shares be
transferred, the acquiring shareholder,
together with all the preceding transferors,
at the choice of the Board of Directors,
shall be jointly and severally liable for
payment of the outstanding amount. The
transferors shall be liable for a term of 3
years reckoned after the date of the
respective transfer.
The provisions of this article shall not
impede the Bank from using any of the means
contemplated in applicable legislation
against the defaulting shareholders.

Article 13. ter Preference shares
The Company may issue shares which grant a
privilege over ordinary shares, which do not
bear any of the forms provided in Article
50, 2 of the law of Public Limited
Companies, complying with the formalities
required for the modification of Articles of
Association.
When the privilege consists of the right to
obtain a preference dividend, the company
will be required to resolve to distribute
the dividend if any distributable profits
should exist. The General Meeting and/or
Board of Directors at the time of deciding
the issue of the shares, will decide whether
the holders of preference shares will be
entitled to the same dividend as corresponds
to the ordinary shares, once the preference
dividend has been resolved.
If there should be no distributable profits
or if there should not be a sufficient
amount of these, the part of the preference
dividend not paid will or will not be
accumulated on the terms resolved by the
General Meeting at the time when the issue
of shares is decided.
Ordinary shares may in no case receive
dividends charged to the profit of a
financial year, until the preference
dividend corresponding to the same financial
year has been paid.
Article 13. Preference shares
The Company may issue shares which grant a
privilege over ordinary shares under the
legally established terms and conditions,
complying with the formalities prescribed for
the amendment of the Company Bylaws.

Article 15. Rights of shareholders The following are the rights of the Bank’s shareholders and may be exercised within the conditions and terms and subject to the limitations set out in these Bylaws:	Article 15. Rights of shareholders The following are the rights of the Bank’s shareholders and may be exercised within the conditions and terms and subject to the limitations set out in these Bylaws:
a) To participate, in proportion to the paid
up capital, in the distribution of the
company’s earnings and in the assets
resulting from liquidation.
b) Preemptive subscription right in the
issue of new shares or debentures
convertible into shares.
c) To attend General Meetings, in accordance
with article 23 hereof, and to vote at
these, except in the case of nonvoting
shares, and also to challenge corporate
resolutions.
d) To call for Ordinary or Extraordinary
General Meetings, on the terms set out in
the Business Corporations Act and herein.
e) To examine the Annual Accounts, the
Management Report, the proposed allocation
of results and the Report of the Auditors,
and also, if appropriate, the Consolidated
Accounts and Management Report, in the
manner and within the time limit provided in
article 29 hereof.
f) The right to information, in accordance
with the Business Corporations Act and these
Bylaws
g) For the member and persons who, where
appropriate, have attended the General
Meeting of Shareholders as proxies for
non-attending members, to obtain at any time
certified copies of the resolutions and of
the Minutes of General Meetings.
h) In general, all rights that may be
recognized by a statutory provision or by
these Bylaws.
a) To participate, in proportion to the paid
up capital, in the distribution of the
company’s earnings and in the assets
resulting from liquidation.
b) Preemptive subscription right in the issue
of new shares or debentures convertible into
shares.
c) To attend General Meetings, in accordance
with article 23 hereof, and to vote at these,
except in the case of nonvoting shares, and
also to challenge corporate resolutions.
d) To call for ordinary or extraordinary
General Meetings, under the terms and
conditions set out in the Companies Act and
these Bylaws.
e) To examine the Annual Accounts, the
Management Report, the proposed allocation of
results and the Report of the Auditors, and
also, if appropriate, the Consolidated
Accounts and Management Report, in the manner
and within the time limit provided in
article 29 hereof.
f) The right to information, pursuant to
applicable legislation and these Bylaws.
g) For the member and persons who, where
appropriate, have attended the General
Meeting of Shareholders as proxies for
non-attending members, to obtain at any time
certified copies of the resolutions and of
the Minutes of General Meetings.
h) In general, all rights that may be
recognized by a statutory provision or by
these Bylaws.

Article 16. Obligations of the shareholders The following shall be the obligations of	Article 16. Obligations of the shareholders Shareholders have the following obligations:
the shareholders:
a) To abide by the Bylaws and the
resolutions of General Meetings, of the
Board of Directors and of the other bodies
of government and administration.
b) To pay calls on shares, when required.
c) To accept that the Courts of competent
jurisdiction shall be determined on the
basis of the location of the registered
office of the Bank for the resolution of any
differences that the shareholder, as such
may have with the Company, and for that
purpose the shareholder shall be deemed to
have waived the right to have recourse to
the Courts of his own locality.
d) All other obligations deriving from legal
provisions or from these Bylaws.
a) To abide by the Bylaws and by the
resolutions of General Meetings, of the Board
of Directors and other bodies of government
and administration.
b) To pay the portion of capital that may
have been pending disbursement, when so
required.
c) To accept that the Courts of competent
jurisdiction shall be determined on the basis
of the location of the registered office of
the Bank for the resolution of any
differences that the shareholder, as such may
have with the Company, and for that purpose
the shareholder shall be deemed to have
waived the right to have recourse to the
Courts of his own locality.
d) All other obligations deriving from legal
provisions or from these Bylaws.

Article 19 Classes of Meetings
General Meetings of Shareholders may be
Ordinary or Extraordinary. The Ordinary
General Meeting shall be the one whose
purpose is to consider how the Company has
been managed, to approve the accounts for
the previous financial year, if appropriate,
and to resolve as to the allocation of
results, without prejudice to such
resolutions as it may adopt concerning any
other item on the agenda, provided that it
is attended by the number of shareholders
and the portion of capital prescribed by law
or hereby, in each individual case.
Every Meeting other than that provided for
in the foregoing paragraph shall be
considered an Extraordinary General Meeting.
Article 19 Classes of Meetings
General Meetings of Shareholders may be
Ordinary or Extraordinary. The Ordinary
General Meeting, convened as such, will
necessarily meet within the first six months
of each year. It will give approval, where
forthcoming, of the corporate management, the
accounts for the previous year and resolve as
to the allocation of results, without
prejudice to such resolutions as it may
adopt, within the scope of its powers,
concerning any other item on the agenda or
that are allowed by law provided that the
General Meeting is attended by the number of
shareholders and the portion of capital
required by law or the Bylaws in each case.
Every Meeting other than that provided for in
the previous paragraph will be considered an
Extraordinary General Meeting.

Article 20. Convening of Meetings: Authority
responsible.
a) General Meetings shall be convened on the
initiative of the Board of Directors,
without prejudice to article 99 of the
Business Corporations Act.
b) If requested by a number of shareholders
representing at least five per cent of the
capital, a General Meeting must also be
convened. In any such case, the Board of
Directors must convene the meeting to be
held within the 30 days following the date
on which a notarial intimation was served
upon it for that purpose, and notice of that
fact must be recorded in the convening
notice. The Agenda must without fail include
the matters to which the request for a
Meeting referred.
An Ordinary General Meeting must also be
convened in the circumstances envisaged in
article 101 of the Business Corporations Act
Article 20. Convening Meetings.

General Meetings shall be convened at the
initiative of the Board of Directors whenever
it deems this necessary or advisable for the
Company’s interests, and in any case on the
dates or in the periods determined by law and
these Bylaws.
If requested by one or several shareholders
representing at least five per cent of the
share capital, the Board of Directors must
also convene a General Meeting. The request
must expressly state the business to be dealt
with. In such event, the Board of Directors
must convene the Meeting so that it is held
within the legally established period as of
the date on which the Board of Directors is
served duly attested notice to convene it.
The agenda must without fail include the
matters to which the request for a meeting
referred.

Article 21. Form and content of the
convening notice
General Meetings, whether Ordinary or
Extraordinary, must be convened by means of
notices published in the Official Gazette of
the Commercial Registry and in one of the
most widely circulated newspapers in the
province where the registered office is
located, at least fifteen days before the
date appointed for it to be held, except in
the events in which a longer term is
established by law.
The notice shall indicate the date of the
meeting on a first convening and all the
matters to be considered thereat, and the
references that should be specified in the
notice under the Business Corporations Act.
The date on which the meeting should be held
on a second convening may also be placed on
record in the notice.
At least twenty-four hours should be allowed
to elapse between the first and the second
meeting
Article 21. Form and content of the convening
notice
General Meetings, whether Ordinary or
Extraordinary, must be convened by means of
announcements published in the Official
Gazette of the Companies Registry and on the
Company website, within the notice period
required by law, except when legal provisions
establish other media for disseminating the
notice.
The notice shall indicate the date, time and
place of the meeting on a first convening
and its agenda, which will give all the
business that the Meeting will deal with, and
any other references that may be required by
law. The date on which the meeting should
be held on a second convening may also be
placed on record in the announcement.
At least twenty-four hours should be allowed
to elapse between the first and second
meeting.
The Board of Directors may consider technical
media and the legal bases that enable and
guarantee remote attendance at the General
Meeting and will evaluate the possibility of
organising attendance over remote media.

Article 22. Place of meeting.
Except in the event contemplated in article
99 of the Business Corporations Act, General
Meetings shall be held at the locality where
the Company has its registered office, on
the date indicated in the convening notice,
and sessions may be extended for one or more
consecutive days at the request of the Board
of Directors or of a number of shareholders
representing at least one quarter of the
capital present at the meeting, and also may
be transferred to a place other than that
indicated in the convening notice, within
the same locality, with the knowledge of
those present, in the event of force
majeure.
Article 22. Place of meeting.
Except in events established by law for
Universal General Meetings, General Meetings
shall be held at the municipal area where the
Company has its registered office, on the
date indicated in the convening notice, and
sessions may be extended for one or more
consecutive days at the request of the Board
of Directors or of a number of shareholders
representing at least one quarter of the
capital present at the meeting, and also may
be transferred to a place other than that
indicated in the convening notice, within the
same municipal area, with the knowledge of
those present, in the event of force majeure.

Article 24. Proxies
Any shareholder entitled to attend may
attend meetings represented by another
shareholders, using the system of proxy
established by the Company for each Meeting,
which shall be placed on record on the
attendance card. A single shareholder may
not be represented at the Meeting by more
than one shareholder.
Likewise, authorisation may only be
conferred by means of remote communication
that comply with the requirements
established by Law.
The appointment of a proxy by a fiduciary or
merely apparent shareholder may be rejected
Article 24. Proxies
Any shareholder entitled to attend may attend
meetings represented by another person, who
need not necessarily be a shareholder. The
proxy must be conferred specifically for each
General Meeting, using the proxy form
established by the Company, which shall be
recorded on the attendance card. A single
shareholder may not be represented at the
General Meeting by more than one proxy.
Likewise, authorisation may be conferred by
means of remote communications that comply
with the requirements established by law.
The appointment of a proxy by a fiduciary or
merely apparent shareholder may be rejected.

Article 28. Matters to be considered by the
Meetings
At Ordinary and Extraordinary General
Meetings, only matters which are
specifically indicated in the convening
notice may be dealt with, without prejudice
to Articles 131 and 134 of the Business
Corporations Act.
Article 28. Matters to be considered by the
Meetings
At Ordinary and Extraordinary General
Meetings, only matters which are specifically
indicated in the convening notice may be
dealt with, except as provided for by law.

Article 30. Powers of the Meeting The following are the powers of the General Meeting of Shareholders:	Article 30. Powers of the Meeting The General Meeting of Shareholders has the following powers:
a) Modify the Articles of Association of the
Company, and also confirm or rectify the
interpretation of these made by the Board of
Directors.
b) Determine the number of Directors to form
the Board of Directors, appoint and dismiss
the members of this and also ratify or
revoke the provisional appointments of these
members made by the Board of Directors.
c) Increase or reduce the share capital
delegating, where appropriate, to the Board
of Directors, the power to indicate, within
a maximum time, according to the Law of
Public Limited Companies, the date or dates
of its execution, who may use all or part of
that power or even refrain from it in
consideration of the conditions of the
market, the company itself or any fact or
event of social or economic importance which
makes this decision advisable, informing of
this at the first General Meeting of
Shareholders held when the term fixed for
its execution has elapsed.
d) Authorise the Board of Directors to
increase the share capital in accordance
with the provisions of Article 153.1.b) of
the Business Corporations Act. When the
General Meeting delegates that power, it may
also attribute the power to exclude the
preferential subscription right in relation
to the issues of shares which are the object
of delegation subject to the terms and
requirements determined by Law.
e) Delegate to the Board of Directors the
modification of the par value of the shares
representing the share capital, giving a new
wording to Article 5 of the Articles of
Association.
f) Issue debentures, bonds or other similar
securities, simple, mortgage, exchangeable
or convertible, with fixed or variable
interest, which may be subscribed for in
cash or in kind, or under any other
condition of profitability or entailment,
modality or characteristic, also being able
to authorise the Board of Directors to make
the said issues. In the case of the issue of
convertible debentures, the Shareholders’
Meeting will approve the conditions and
modalities of the conversion and the
increase of the share capital by the amount
necessary for the purposes of the said
conversion, as provided by Article 292 of
the Business Corporations Act.
g) Examine and approve the Annual Accounts,
the proposal on the application of the
result and examine the company management
corresponding to each financial year and
also, where appropriate, the Consolidated
Accounts.
h) Appoint the Auditors.
i) Change the legal status of, merge, spilt
off or dissolve the Company.
j) Decide on any matter which is submitted
to its decision by the Board of Directors,
which, when in its judgement significant
circumstances or facts arise which affect
the company, shareholders or corporate
bodies, will be required to call as soon as
possible a General Meeting of Shareholders
to deliberate and decide on the specific
resolutions of those included in this
article which are proposed for its decision.
In any case it will be compulsory to call a
meeting when circumstances or events of an
exceptional or extraordinary nature occur.
k) Make a statement on any other matter
reserved to the Meeting by a statutory
provision or by these Articles of
Association
a) Modify the Company Bylaws, and also
confirm or rectify the interpretation of
these made by the Board of Directors.
b) Determine the number of Directors to form
the Board of Directors, appoint, re-elect and
dismiss Board members, and ratify or revoke
the provisional appointments of such members
made by the Board of Directors.
c) Increase or reduce the share capita
delegating, where appropriate, to the Board
of Directors the power to indicate, within a
maximum time, pursuant to law, the date or
dates of its execution, who may use all or
part of that power or even refrain from doing
so in consideration of the conditions in the
market, in the Company itself or of any fact
or event of social or economic importance
which makes this decision advisable,
reporting on this at the first General
Meeting held when the term set for its
execution has elapsed.
d) Authorise the Board of Directors to
increase share capital as established by law.
When the General Meeting delegates such
power, it may also confer powers to exclude
the preferential subscription right over the
share issues referred to in the authority,
under the terms and conditions and with the
requirements established by law.
e) Delegate to the Board of Directors the
amendment of the nominal value of the shares
representing the share capital, re-wording
article 5 of the Company Bylaws.
f) Issue debentures, bonds or other
securities recognising or creating debt,
whether senior, mortgage, exchangeable or
convertible, with fixed or variable interest,
which may be subscribed in cash or in kind,
or under any other condition of profitability
or entailment, modality or characteristic.
The General Meeting may also authorise the
Board of Directors to make said issues. It
may also confer authority on the Board of
Directors to exclude or limit the
preferential subscription right over the
convertible debenture issues under the terms
and conditions and with the requirements
established by law. In the event of
convertible debenture issues, the General
Meeting will approve the conditions and
modalities of the conversion and the increase
of the share capital by the amount necessary
for the purposes of the said conversion, as
established by law.
g) Examine and approve the annual accounts,
the proposal on the application of result
and the Company management for each financial
year and also, where appropriate, the
consolidated accounts.
h) Appoint, re-elect and dismiss the auditors.
i) Approve the transformation, merger, split,
global assignment of assets and liabilities,
dissolution and offshoring of the registered
offices.
j) Make a statement on any other matter
reserved to the Meeting by legal provision or
by these Bylaws.
k) To approve its Regulations and any later
amendments, pursuant to the Board of
Director’s proposal regarding these.

Article 31. Adopting resolutions
At ordinary and/or extraordinary
Shareholders Meetings, resolutions shall be
adopted with the majorities required by the
Spanish Companies Law (Ley de Sociedades
Anónimas).
Every shareholder attending the General
Shareholders Meeting shall have one vote for
every share he/she holds or represents,
however much he/she may have paid up.
However, those shareholders who have failed
to pay up on the calls for subscribed
capital shall not have voting rights with
regard to those shares whose call money has
not been paid. Nor shall holders of shares
without voting rights.
Shareholders may delegate or exercise their
voting rights on proposals regarding Agenda
items for any kind of GSM by post, e-mail or
any other remote means of communication,
provided the voter’s identity is duly
guaranteed.
Article 31º. Adoption of resolutions.
At ordinary and/or extraordinary General
Meetings, resolutions shall be adopted with
the majorities required by law and by these
Bylaws.
Every shareholder attending the General
Meeting shall have one vote for each share
owned or represented, however much has been
paid up for it. Shareholders who are not up
to date in the payment of calls for pending
disbursements shall not have the right to
vote, but only with regard to the shares
whose call disbursements has not been paid.
Nor shall holders of shares without voting
rights.
Shareholders may delegate or exercise their
vote on proposals regarding matters in the
agenda items at any kind of General Meeting
by postal correspondence, electronic
correspondence or any other remote means of
communication, provided that the identity of
the person exercising their voting right is
duly guaranteed.
The Board of Directors may draw up the
suitable rules, means and procedures to
instrument the voting process and the
granting of proxy over remote media,
complying with the requirements established
by law.

Article 32. Minutes of Meetings
The Secretary of the Meeting shall prepare
Minutes thereof to be entered in the Minute
Book; they may be approved by the Meeting
itself at the end of the session, failing
which within a period of fifteen days by the
Chairman of the meeting and two examiners,
one representing the majority and the other
the minority.
The Minutes, when approved by either of the
above methods, shall be enforceable as from
the date of their approval and they shall be
signed by the Secretary and countersigned by
the Chairman.
Any certificates issued of the said Minutes
already approved, shall be signed by the
Secretary, failing which by the
Vice-Secretary of the Board of Directors,
and countersigned by the Chairman or, in his
absence, by the Vice-Chairman
Article 32. Minutes of Meetings
The Secretary of the Meeting shall prepare
minutes thereof which shall be entered in the
minute boo; the minutes may be approved by
the Meeting itself at the end of the session,
and failing that, within a period of fifteen
days, by the Chairman of the General Meeting
and two shareholders examiners, one
representing the majority and the other the
minority.
The corporate resolutions may be implemented
as of the date of approval of the minutes in
which they appear.
The minutes of the meeting will be signed by
the Secretary and countersigned by the
Chairman.
Any certificates that are issued in
connection with the minutes once approved,
will be signed by the Secretary and, failing
that, by the Secretary of the Board of
Directors, and countersigned by the Chairman
or, as the case may be, by the Chairman of
the Board of Directors.
The Board of Directors may request the
presence of a notary public to take minutes
of the proceedings.

Chapter Four: The Board Committees
Article 48.
The Board of Directors, in order to better
pursue its duties, may create the Committees
it deems necessary to help it on such issues
as fall within the scope of its powers.
However, for the supervision of the
financial statements and the exercise of its
control function, the Board of Directors
shall have an Audit Committee, which will
have the powers and means it needs to
exercise this fundamental function for
corporate matters.
This Committee shall comprise of a minimum
of four non-executive Directors appointed by
the Board of Directors, who have due
dedication, capacity and expertise to pursue
their duties. The Board shall appoint one of
them Chair of the Committee, who must be
replaced every four year. He/she may be
re-elected to the post when one year has
passed since he/she stood down.
The maximum number of members on the
Committee shall be the number established
under Article 34 of these Bylaws, and there
will always be a majority of Non-Executive
Directors.
The Committee shall have its own set of
specific regulations, approved by the Board
of Directors. These will determine its
duties, and establish the procedure to
enable it to meet its commitments. In all
cases, the meetings shall be called in
compliance with the regulations established
for the Board of Directors in the second
paragraph of Article 40 of these Bylaws. Its
quorum for proper constitution and
ratification of resolutions shall comply
with Article 41; and its Minutes shall be
covered by the provisions of Article 44.
The Audit Committee shall have, as a
minimum, the following powers:
a) to report, at the General Shareholders
Meeting on issues that shareholders bring up
in it regarding matters within the scope of
its powers
b) to propose to the Board of Directors, for
submission to the General Shareholders
Meeting, the appointment of the Auditor of
Accounts referred to in article 204 of the
Spanish Company Law (Ley de Sociedades
Anónimas) and, where applicable, the
conditions under which they are to be hired,
the scope of their professional remit, and
the termination or renewal of their
appointment.
c) to supervise internal auditing services.
d) to know the financial information process
and the internal control systems.
e) to maintain relations with the Accounts
Auditor to receive information on such
questions as could jeopardise the Accounts
Auditor’s independence, and any others
related to the process of auditing the
accounts, as well as to receive information
and maintain communications with the
Accounts Auditor as established under the
legislation of accounts audits and the
technical auditing standards.
Chapter Four: The Board Committees
To assist in the performance of its duties,
the Board of Directors may set up the
committees it deems necessary to help it on
questions within the scope of its powers.
Article 48. Audit Committee
However, for the supervision both of the
financial statements and of the exercise of
the control and oversight function, the Board
of Directors shall have an Audit Committee,
which will have the powers and means it needs
to perform its duties.
The Audit Committee shall comprise of a
minimum of four non-executive directors
appointed by the Board of Directors, who have
due dedication, capacity and expertise
necessary to pursue their duties. The Board
shall appoint one of them to Chair the
Committee, who must be replaced every four
years, and may be re-elected to the post when
one year has elapsed since he/she stood down.
At least one of the Audit Committee members
must be an independent director and be
appointed taking into account his/her
knowledge and expertise in accounting,
auditing or in both.
The maximum number of members on the
Committee shall be the number established in
article 34 of these Bylaws, and there will
always be a majority of non-executive
directors.
The Committee shall have its own set of
specific regulations, approved by the Board
of Directors. These will determine its
duties, and establish the procedures to
enable it to meet its commitments. In all
cases, the arrangements for calling meetings,
the quorum for proper constitution and
adoption and documentation of resolutions
will be governed by the provisions of these
Company Bylaws with respect to the Board of
Directors.
The Audit Committee will have the powers
established by law, by the Board Regulations
and by its own regulations.

Article 51. Financial year.
The accounting period of the Company shall
be one year, coinciding with the calendar
year, ending on December 31 each year.
The Annual Accounts, the Management Report,
the proposal for the allocation of results
and the Auditors’ Report and, as may be the
case, the Consolidated Accounts and
Management Report, shall be published in the
manner determined in each case by applicable
legislation and these Bylaws.
Article 51. Financial year. The accounting periods of the Company shall be one year, coinciding with the calendar year, ending on 31st December each year.

Article 52. Preparation of the Annual
Accounts
The Annual Accounts and other accounting
documents to be submitted to the Ordinary
General Meeting of Shareholders must be
prepared in accordance with the layout
determined in each case by the legislation
applicable to Banking Institutions.
Article 52. Annual Accounts
The annual accounts and other accounting
documents that must be submitted to the
ordinary General Meeting for approval must be
prepared in accordance with the chart
established by prevailing provisions
applicable to banking institutions.
The annual accounts, the management report,
the proposal for allocation of results and
the auditors’ report and, where applicable,
the consolidated financial statements and
management report, will be given the
publicity that is determined at any time by
prevailing provisions and these Bylaws.

Article 53. Allocation of results
To calculate the disposable earnings, all
overheads, interest payments, perquisites
and taxes shall be subtracted from the
products obtained during the year, as shall
the amounts that must be allocated to
Article 53. Allocation of results
The General Meeting shall resolve on the
allocation of results from the year, in
accordance with the balance sheet approved.
The Company’s net earnings will be
distributed in the following order:
provisions and amortisation.
The resulting earnings, once the
above-mentioned sums are subtracted, shall
be distributed in the following order:
a) Endowment to insurance-benefit reserves
and funds, required by prevailing
legislation and, where applicable, to the
minimum dividend mentioned under article 13
of these bylaws.
b) A minimum of four percent of the paid-up
capital, as shareholder dividend, pursuant
to article 130 of the Companies Act.
c) Four percent of the same to remunerate
the services of the board of directors and
the executive committee, unless the board
itself resolves to reduce this percentage in
years when it deems this to be appropriate.
The resulting figure shall be made available
to the board of directors to distribute
amongst its members at the time and in the
form and proportion that it determines. The
resulting amount may be paid in cash or, if
the General Meeting so resolves pursuant to
the Companies Act, by delivery of shares,
share options or remuneration indexed to the
share price.
This amount may only be taken out after the
shareholders’ right to the minimum 4%
dividend mentioned above has been duly
recognised.
a) Endowment to insurance-benefit reserves
and funds, required by prevailing legislation
and, where applicable, to the minimum
dividend mentioned under article 13 of these
bylaws.
b) A minimum of four percent of the paid-up
capital, as shareholder dividend..
c) Four percent of the same to remunerate the
services of the board of directors and the
executive committee, unless the board itself
resolves to reduce this percentage in years
when it deems this to be appropriate. The
resulting figure shall be made available to
the board of directors to distribute amongst
its members at the time and in the form and
proportion that it determines. The resulting
amount may be paid in cash or, if the General
Meeting so resolves pursuant to the law, by
delivery of shares, share options or
remuneration indexed to the share price.
This amount may only be taken out after the
shareholders’ right to the minimum 4%
dividend mentioned above has been duly
recognised.

Article 54. Grounds of dissolution.
The Bank shall be dissolved in the
circumstances laid down in that respect by
current legislation.
In any of the events contemplated in numbers
3, 4, 5 and 7 of part 1 of article 260 of
the Business Corporations Act, the
dissolution of the company shall require a
resolution adopted by the General Meeting
assembled as contemplated in article 102 of
said Act.
Article 54. Grounds of dissolution. The Bank will be dissolved under the circumstances laid down in that respect by prevailing legislation.

Article 56. Liquidation phase.
Once it has been resolved to dissolve the
Company, the liquidation phase shall
commence and, although the Company shall
retain its legal status, the representative
capacity of the Directors and other
authorized agents to enter into new
contracts and contract new obligations shall
cease, and the liquidators shall assume the
functions referred to in article 272 of the
Business Corporations Act.
Article 56. Liquidation phase.
Once the dissolution has been resolved, the
liquidation phase shall commence and although
the Company shall retain its legal status,
the representative capacity of the directors
and other authorised agents to enter into new
contracts and contract new obligations shall
cease, and the liquidators shall assume the
functions attributed to them by law.
The liquidation of the Company will be done
in compliance with the prevailing legal
provisions at any time.

Additional Provisions
First. The Bank shall decide in its absolute
discretion whether to accept or reject
proposals for transactions made to it, and
in no case shall it be under any obligation
to explain the reasons for its decisions.
Second. In cases where, as a result of
theft, misappropriation, misplacement or
destruction of deposit certificates or
documents in lieu thereof application is
made for a duplicate, the Bank, at the
request of the person concerned, shall give
notice of the occurrence in the Official
State Gazette and, optionally, in a
newspaper of its choice, all expenses being
borne by the applicant. If no objection is
lodged within the thirty days following the
date of publication of the last notice, a
duplicate of the receipt in question shall
be issued, the original being cancelled and
the Bank being exempted from any liability
in that connection.
Third. The Company, when having prompt
information from the Securities Compensation
and Settlement Service of all the operations
performed on its shares, may use the system
of direct and personal communication with
its shareholders in all cases where the
regulations in force allow the publication
in the press and/or in the official organs
of dissemination of the facts, acts or data
related with the company to be replaced by
this procedure

Report presented by the Board of Directors of Banco Bilbao Vizcaya Argentaria, S.A., regarding the proposed amendment to the General Meeting Regulations included under agenda item eleven of the General Meeting called for 10th and 11th March 2011 at first and second summons, respectively.

1.	SUBJECT MATTER

This report is filed by the Board of Directors of Banco Bilbao Vizcaya Argentaria, S.A. (hereinafter “BBVA” or the “Company”) to provide the grounds of the proposal submitted to the approval of the General Meeting of Shareholders to be held in Bilbao, on 10th March 2011 at 12:00 at first summons, and in the same place at the same time on 11th March 2011 at second summons, under agenda item eleven, regarding the amendment of certain articles in the General Meeting Regulations.

As a consequence of the recent enactment of the Capital Companies Act (Ley de Sociedades de Capital) adopted under Legislative Royal Decree 1/2010, 2nd Jul (hereinafter the “Capital Companies Act”), and the consequent repeal of the consolidated text of the Companies Act (Ley de Sociedades Anónimas), adopted under Legislative Royal Decree 1564/1989, 22nd December (hereinafter the “Companies Act”), it has become necessary to adapt the Company’s General Meeting Regulations both with respect to the amendments that these laws have brought in to the applicable legislation, insofar as they refer to aspects that are subject to regulation in the General Meeting Regulations, and with respect to deleting the express references made to the Companies Act in them.

With this purpose, it is deemed advisable for the corporate interests to propose the General Meeting amend the following articles in the General Meeting Regulations: Article 2. Types of General Meetings, Article 3. Powers of the General Meeting, Article 4. Convening the Meeting, Article 5. Notice of Meeting, Article 9. Proxies at the General Meeting, Article 10. Form of proxy, Article 11. Place and procedures, Article 18. Conducting the General Meeting and Article 20. Adopting resolutions.

To make it easier for shareholders to understand the changes motivating the proposed amendment being submitted to the General Meeting, we first provide an explanation of the purpose and the grounds for the amendment and then include the proposed resolution that is being submitted to the General Meeting’s approval, including the new wording being proposed
To provide for clearer comparison between the new wording of the articles being proposed for amendment and the current wording, an annex is attached to this report, for information purposes, with a verbatim transcription of the unamended and the amended text, in which the right-hand column contains the changes that are being proposed so they can be seen against the currently prevailing text, which is set in the left-hand column.

2.	GROUNDS FOR THE PROPOSAL

2.1.	GENERAL GROUNDS FOR THE PROPOSAL

The proposed amendment to the General Meeting Regulations that is presented to consideration by the General Meeting of Company Shareholders pursues the following fundamental objectives:

1)	To adapt the General Meeting Regulations to the recent legislative amendments regarding company law that have been introduced with the Capital Companies Act, thereby bringing the content of the Regulations into line with the amendments to the Company Bylaws also being proposed to the General Meeting under agenda item ten; and

2)	Update the General Meeting Regulations, deleting references to the Companies Act and introducing certain technical and drafting enhancements.

An explanation of each of the proposed amendments is given below:

2.2 DETAILED GROUNDS FOR THE PROPOSAL

Having explained the fundamental grounds for proposing to amend the General Meeting Regulations, a more detailed explanation is given below of each proposed amendment for each of the articles affected:

Proposed amendment of article 2 of the General Meeting Regulations regarding the types of General Meetings

This proposed amendment, like the proposed amendment to article 19 of the Company Bylaws, is intended to adapt the article to the wording of articles 163 to 165 of the Capital Companies Act, and bring in enhancements to the wording.

In particular, the reference to the “reviewing” of corporate management, which was the term used to translate the Spanish term “censurar” under the Companies Act to be replaced by “approval of corporate management”, as established under article 163 of the Capital Companies Act.

Proposed amendment of article 3 of the General Meeting Regulations regarding the powers of the General Meeting
The proposal aims to adapt this article to the new wording of the Capital Companies Act in articles 160 (on the powers of the General Meeting) and 512 (on the General Meeting’s approval of its own Regulations), and to introduce technical enhancements and delete references to the Companies Act; thereby bringing it into line with the proposed amendment to article 30 of the Company Bylaws.

Proposed amendment of article 4 of the General Meeting Regulations regarding the convening the meeting

This proposed amendment is intended to adapt article 4 of the General Meeting Regulations to the wording of articles 167 and 168 of the Capital Companies Act with respect to the duty of directors to convene meetings and the request by minorities to do so (which was already contained in this article), and the introduction of technical enhancements.

Thus, it is proposed that the directors duty to convene the General Meeting mentioned in article 167 of the Capital Companies Act “whenever they deem it necessary or advisable for the corporate interests, and in all cases on the date or in the periods determined by law and by the Bylaws” be included.

The cases in which a minority may request the General Meeting be convened is moved to a second paragraph and, apart from adapting the content of the second paragraph of the article in the General Meeting Regulations to the wording of article 168 of the Capital Companies Act, this proposed amendment substitutes the period of thirty days laid down in article 4 for convening a General Meeting to include a reference to the “legally established” period, and to add the obligation that the request include “business to be dealt with”.

Proposed amendment of article 5 of the General Meeting Regulations regarding the publication of the notice of meeting

The proposal aims to adapt the Regulations to what article 172 of the Capital Companies Act establishes regarding the supplement to the notice of meeting and to the latest new legal provisions regarding the dissemination and content of the notice of meeting established in the articles 172 and 174 of the Capital Companies Act. Various technical enhancements are also proposed. Thus:

•	Regarding the notice period, it is proposed that the fifteen day period referred to in the first paragraph of article 5 be replaced by the notice period “required by law”.

•	Regarding the media for publication of the notice of meeting, it is proposed that the regulation be brought into line with the content of article 173 of the Capital Companies Act, as worded in Royal Decree Act 13/2010, 3rd December, on actions in tax, employment and deregulatory matters to encourage investment and create jobs, which has amended the format of the notice of meeting, establishing that this be published in the BORME (Official Gazette of Companies Registries of Spain) and on the corporate website, deleting the requirement to publish in the written press, except for companies that do not have a corporate website.

•	Regarding the content of the notice of meeting, it is proposed that the second paragraph be brought into line with the content of article 174 of the Capital Companies Act, and technical enhancements be made.

•	It is also proposed that the seventh paragraph of the article be amended to bring it into line with the proposed amendment of article 21 of the Company Bylaws regarding the possibility of evaluating remote attendance of the General Meeting when preparing the call to meeting (article 182 of the Capital Companies Act).

•	Regarding the supplement to the notice of meeting, it is proposed that a paragraph be added to adapt it to what is established in article 172 of the Capital Companies Act, in the same terms as the contents of that article.

•	Finally, a new paragraph is proposed, to be added to the end of article 5 to include the latest legislative standards regarding setting up an online shareholder forum on the Company website on the occasion of each General Meeting, with access to individual shareholders and voluntary associations of shareholders, in order to facilitate their communication in the run-up to the General Meetings, pursuant to article 528.2 of the Capital Companies Act.

Proposed amendment of article 9 of the General Meeting Regulations regarding representation to attend the General Meeting

In line with the proposed amendment of article 24 of the Company Bylaws, this proposal is intended to change the rules on the representation of shareholders at the General Meeting that the Company has applied until now, to bring them into line with the possibilities offered by article 184 of the Capital Companies Act, to make it easier for shareholders to be represented by proxy at the General Meeting, deleting the requirement that the proxy be another shareholder.

Minor changes in the wording are also proposed.
Proposed amendment of article 10 of the General Meeting Regulations regarding the public call for proxy

The proposed amendment consists solely in the deletion of the reference to the Companies Act in the first paragraph of article 10.

Proposed amendment of article 11 of the General Meeting Regulations regarding the place and the arrangement

This proposed amendment is solely intended to adapt to the amended terminology brought in by article 175 of the Capital Companies Act, which substitutes the Spanish equivalent to the term “locality” used in the Companies Act by “municipal area”. Proposed amendment of article 18 of the General Meeting Regulations regarding the operation of the General Meetings

This proposed amendment consists solely in the deletion of the reference to the Companies Act in the third paragraph of article 18.

Proposed amendment of article 20 of the General Meeting Regulations regarding the adoption of resolutions

The proposal is intended to delete the reference to the Companies Act in the first paragraph and to adapt the Spanish wording to the terminology employed by the Capital Companies Act to refer to “pending disbursements” (which were previously referred to as “capital at call”), and to bring in technical and drafting enhancements to the second paragraph.

3.	PROPOSED RESOLUTION TO BE SUBMITTED TO THE GENERAL MEETING

In view of the grounds contained in the previous section, the amendment proposal is included below, with express reference to each article affected:
“PROPOSED RESOLUTIONS UNDER AGENDA ITEM ELEVEN FOR THE ANNUAL GENERAL MEETING OF BANCO BILBAO VIZCAYA ARGENTARIA, S.A. SHAREHOLDERS, TO BE HELD 11TH MARCH 2011

To adopt the amendment to the following articles of the General Meeting Regulations: Article 2. Types of General Meetings, Article 3. Powers of the General Meeting, Article 4. Convening the Meeting, Article 5. Notice of Meeting, Article 9. Proxies at the General Meeting, Article 10. Form of proxy, Article 11. Place and procedures, Article 18. Conducting the General Meeting and Article 20. Adopting resolutions, to bring them into line with the amendments contained in the consolidated text of the Capital Companies Act, adopted by Legislative Royal Decree 1/2010, 2nd July, and to match the wording of the Company Bylaws, whose amendment is also proposed under agenda item ten, and to update them and bring in technical enhancements, such that the articles would be worded as follows:

“Article 2. Types of General Meetings

General Meetings of Shareholders may be annual or extraordinary.

The Annual General Meeting (AGM), convened as such, must necessarily meet within the first six months of each year. It will give approval, where forthcoming, of the corporate management, the accounts for the previous year, and resolve as to the application of profits. However, it will also be able to resolve on any other business on the agenda or that are allowed by law, within the scope of its powers, provided that the General Meeting is attended by the number of shareholders and the portion of capital required by law or the Bylaws in each case.

Any other General Meetings held by the Company will be considered Extraordinary General Meetings. (EGMs).

Article 3. Powers of the General Meeting

In accordance with the Law and the Corporate Bylaws, the General Meeting is empowered to:

i) Amend the Corporate Bylaws and confirm and rectify the interpretation of said Bylaws by the Board of Directors.

ii) Determine the number of seats on the Board of Directors, appoint, re-elect and dismiss Board members, and ratify or revoke the provisional appointments of such members made by the Board of Directors.

iii) Increase or reduce the share capital. Where it sees fit, the General Meeting will confer authority to the Board of Directors powers to establish the date(s) of said increase/decrease, within a maximum period, and in accordance with the Law. It shall specify who may make use of the authority, in full or in part, or abstain from so doing, in light of conditions in the market and the company, and of any event or fact of corporate or financial importance that may make such decision advisable. The Board shall inform the first General Meeting held after the deadline for increasing/reducing capital of what it has done.

iv) Confer authority upon the Board of Directors to increase share capital as established by Law. When the General Meeting confers said authority, it may also empower the Board to exclude preferential subscription rights in share issues covered by the authority, under the terms and requirements established by Law.

v) Empower the Board of Directors to amend the nominal value of shares representing the Company’s equity, re-wording article 5 of the Corporate Bylaws.
vi) Issue debentures, bonds or other securities recognising or creating debt, whether senior, mortgage-backed, exchangeable or convertible, with fixed or variable interest, which may be subscribed in cash or in kind, or under any other condition of profitability or entailment, modality or characteristic. The General Meeting may also authorise the Board of Directors to make said issues. It may also confer authority on the Board of Directors to exclude or limit preferential subscription rights over the convertible debenture issues under the terms and conditions and with the requirements established by law. In the event of convertible debenture issues, the General Meeting will approve the conditions and modalities of the conversion and the increase of the share capital by the amount necessary for the purposes of the said conversion, as established by law.

vii) Examine and approve where appropriate, the Annual Accounts, the proposed application of profits and the Company management for each financial year and also, where appropriate, the Consolidated Accounts.

viii) Appoint, re-elect and dismiss the auditors.

ix) Approve the transformation, merger, split, global assignment of assets and liabilities, dissolution and offshoring of the registered offices.

xi) Pronounce on any other matter reserved to the General Meeting by law or under the Bylaws.
xii) Approve its Regulations and any later amendments, pursuant to the Board of Director’s proposal regarding these.

Article 4. Convening the meeting

General Meetings shall be convened at the initiative of and according to the agenda determined by the Board of Directors.

It must necessarily convene them whenever it deems this necessary or advisable for the Company’s interests, and in any case on the dates or in the periods determined by law and the Company Bylaws.

A General Meeting must also be convened if requested by one or several shareholders representing at least five per cent of the share capital. The request must expressly state the business to be dealt with. In such event, the Board of Directors must convene the General Meeting so that it is held within the legally established period as of the date on which the Board of Directors is served duly attested notice to convene it. The agenda must without fail include the matters to which the request for a meeting referred.

Article 5. Notice of meeting

Annual and Extraordinary General Meetings must be convened with the notice period required by law by means of an announcement published by the Board of Directors or its proxy, in the Official Gazette of the Companies Registry and on the Company website, except when legal provisions establish other media for disseminating the notice.

The notice shall state the date, time and place of the Meeting at first summons and its agenda, which will give all the business that the Meeting will deal with, and any other references that may be required by law.

It must also state the date on which the General Meeting will be held at second summons. There must be at least twenty-four hours between the first and second summons.

The notice of meeting for the General Meeting shall state the shareholders’ right, as of the date of its publication, to immediately obtain at the registered offices, free of charge, any proposed resolutions, reports and other documents required by Law and by the Bylaws.

It shall also include necessary data regarding shareholder information services, indicating telephone numbers, e-mail addresses, offices and opening hours.

Documents relating to the General Meeting shall be hung on the company Website, with information on the agenda, the proposals from the Board of Directors, and any relevant information shareholders may need to issue their vote.

Where applicable, information shall be provided on how to follow or attend the General Meeting over remote media systems, when this has been established, pursuant to the Company Bylaws. Information on anything else considered useful or convenient for the shareholders for such purposes will also be included

Shareholder representing at least five per cent of the share capital may request a supplement to the notice calling a General Meeting be published adding one or more agenda items. The right to do this may be exercised by duly attested notification to the Bank registered head office during the five days after the call to meeting is published. The supplement to the notice of meeting must be published at least fifteen days prior to the date on which the General Meeting is scheduled.

Pursuant to applicable legislation, the Company will establish an Online Shareholder Forum on its website on the occasion of each General Meeting, providing access with due guarantees both for individual shareholders and any voluntary associations that may be set up, in order to facilitate their communication in the run-up to the General Meeting. Shareholders may post proposals on the Online Forum that they intend to present as supplements to the agenda announced in the notice of meeting; requests to second such proposals; initiatives to reach the threshold for minority rights established by law; and offers or requests for voluntary proxy.

Article 9. Proxies at the General Meeting

Any shareholder entitled to attend may be represented at the General Meeting by another person, who need not necessarily be a shareholder.

The proxy must be conferred specifically for each General Meeting, using the proxy form established by the Company, which shall be recorded on the attendance card. A single may not be represented at the General Meeting by more than one proxy.

Representation conferred to someone who may not act proxy by law shall not be valid nor enforceable. Nor shall representation conferred by a fiduciary or apparent holder.

Proxies must be conferred in writing or by remote communication media that comply with the requirements of law regarding remote voting. They must be specific for each General Meeting.

Representation shall always be revocable. Should the shareholder represented attend the General Meeting in person, his/her representation shall be deemed null and void.

Article 10. Form of proxy

The form of proxy must always comply with the Law.

The form of proxy must contain or be attached to the agenda, and include request for voting instructions indicating the general way in which the proxy shall vote should no precise instructions be given.
When the directors send out a form of proxy, the voting rights corresponding to the shares represented shall be exercised by the Chairman of the General Meeting, unless otherwise indicated in the form. Shareholders giving no specific voting instructions will be deemed to vote in favour of the proposals presented by the Board of Directors at each General Meeting.Should the directors or others send out a form of proxy, the director granted said proxy may not exercise the voting rights corresponding to the shares represented, on agenda items that may lead to a conflict of interests, and in no event may the representative vote regarding the following resolutions:

- - -	Their appointment or ratification in a directorship. Their dismissal, severance or resignation from a directorship. Legal proceedings against the representative by the company.

• Approval or ratification, where applicable, of company operations with the director in question, companies said director may control or represent or persons acting to his/her account.
In these cases, another director or a third party may be designated as representative who is not affected by the conflict of interests.
The authority conferred may also cover items that the General Meeting deals with that were not included on the agenda in the notice of meeting. In such event, the provisions of the previous paragraph shall also apply.
Forms of proxy may also be sent out by e-mail in compliance with the prevailing regulations at any time.

Article 11. Place and Procedures

The General Meetings shall be held in the municipal area where the Company offices are registered, on the day established in the notice of meeting. Its sessions may be extended over one or more consecutive days at the behest of the Board of Directors or of shareholders representing at least one quarter of the capital present at the General Meeting.

The Board of Directors may, in the event of force majeure, decide to hold the General Meeting somewhere other than initially established, within the same municipal area, provided it informs shareholders of this with due publicity.

This information requirement will be satisfied with the publication of an announcement in a national newspaper and on the Company’s Website, and by posting announcements in the place initially established for holding the General Meeting.

In the event of force majeure, the Board of Directors may decide that the General Meeting be moved once it has begun to a different site within the same municipal area.

The meeting may be held in separate rooms provided there is audiovisual equipment to permit the unity of the event through real-time interactivity and intercommunication between the rooms. The right of all shareholders attending to take part in the General Meeting and their entitlement to exercise the voting rights must be duly guaranteed.
Article 18. Organisation of the General Meetings

The proposed resolutions filed by the Board of Directors shall then be read out, unless the General Meeting deems this unnecessary.

Should the General Meeting be held in the presence of a Notary Public, the Secretary shall give the Notary the corresponding proposed resolutions so that they are properly set down in the minutes.

After the corporate speakers address the meeting in the order established by the Chair, the floor will be opened to the shareholders to ask their questions, request information or clarification regarding agenda items or formulate proposals in the terms established by Law.

Shareholders wishing to speak shall identify themselves, indicating their forename, surname and number of shares held or represented. Should they wish their words to be included in or annexed to the minutes of the General Meeting, they must deliver them in writing and duly signed to the Secretary of the General Meeting or the Notary, as applicable, prior to taking the floor.

The floor will be opened in the fashion established by the Chairman who, in view of circumstances, may determine the amount of time to be allotted to each speaker. The Chairman shall try to ensure that the same time is allotted to each. However, the Chairing Committee may:

i) Extend the time initially allotted to each shareholder to speak, when the shareholder’s intervention so merits.

ii) Request speakers to clarify or expand on questions they have brought up that it does not deem to have been sufficiently explained, in order to clearly discern the content and subject-matter of their proposals or statements.

iii) Call speakers to order when they over-run time, or when the proper operation of the General Meeting may be jeopardised. It may also withdraw their right to the floor.

Once the shareholders have had their say, they will be given answers. The information or clarification requested shall be given by the Chairman or, where applicable and at the Chairman’s behest, by the Chief Operating Officer, another Director or any other employee or expert in the matter. Should it not be possible to satisfy the shareholders’ right at the time, the information shall be facilitated in writing within seven days after the General Meeting has finished.

Directors are obliged to provide the information requested in the terms expressed above, except in cases established under Article 6 of these Regulations.

The above notwithstanding, the Chair, in pursuit of its duties, may order the General Meeting to be run in the fashion it considers most proper. The Chair may modify the established protocol as demanded by timing and organisational needs arising at any time

Article 20. Adoption of resolutions

The resolutions shall be adopted with the majorities required by law and by the Corporate Bylaws.

Every shareholder attending the General Meeting shall have one vote for each share owned or represented, however much has been paid up for it. However, shareholders who are not up to date in the payment of calls for subscribed capital will not have the right to vote, but only with regard to the shares whose pending disbursement has not been paid. Holders of shares without voting rights may not vote.
To determine the outcome, votes emitted in the General Meeting minutes by shareholders and proxies shall be counted along with those emitted by proxy as a consequence of a public request for proxies under the terms of said proxy, and those emitted by post or e-mail or any other remote means of communication complying with the requirements.

The Chair shall inform the shareholders whether or not the resolutions proposed to the General Meeting have been approved when it has proof that there were sufficient votes to reach the majorities required for each resolution.

ANNEX

COMPARATIVE INFORMATION ON THE ARTICLES OF THE GENERAL MEETING REGULATIONS WHOSE AMENDMENT
IS PROPOSED

CURRENT WORDING OF THE GENERAL MEETING REGULATIONS	AMENDMENT PROPOSED TO THE GENERAL MEETING

ARTICLE 2. TYPES OF GENERAL
MEETINGS
General Meetings may be ordinary or
extraordinary.
The Annual General Meeting (AGM) must
necessarily meet within the first six
months of each year. It will review
corporate management, approve the
accounts for the previous year, should
it see fit, resolve on the application
of profits and on any other business
included on the agenda. It may do only
do so when the number of shareholders
and the capital required in each case
by law or by its bylaws are present or
duly represented.
Any other General Meetings held by the
company shall be considered
Extraordinary General Meetings
(EGMs).
ARTICLE 2. TYPES OF GENERAL MEETINGS

General Meetings may be ordinary or
extraordinary.
The Annual General Meeting (AGM), convened as
such, must necessarily meet within the first
six months of each year. It will give
approval, where forthcoming, of the corporate
management, the accounts for the previous
year, and resolve as to the application of
profits. However, it will also be able to
resolve on any other business on the agenda
or that are allowed by law, within the scope
of its powers, provided that the General
Meeting is attended by the number of
shareholders and the portion of capital
required by law or the Bylaws in each case.
Any other General Meetings held by the
Company will be considered Extraordinary
General Meetings.(EGMs).

ARTICLE 3. POWERS OF THE GENERAL MEETING In accordance with the Law and the	ARTICLE 3. POWERS OF THE GENERAL MEETING In accordance with the Law and the Corporate Bylaws, the General Meeting is empowered to:
Corporate Bylaws, the General Meeting
is empowered to:
i) Amend the Corporate Bylaws and
confirm and rectify the interpretation
of said Bylaws by the Board of
Directors.
ii) Determine the number of
Directorships on the Board of
Directors; appoint and dismiss its
members, and ratify and revoke the
Board’s provisional appointments of
members.
iii) Increase or reduce the share
capital. Where it sees fit, the
General Meeting will confer authority
to the Board of Directors powers to
establish the date(s) of said
increase/decrease, within a maximum
period, and in accordance with the
Spanish Company Act. It shall specify
who may make use of the authority, in
full or in part, or abstain from so
doing, in light of conditions in the
market and the company, and of any
event or fact of corporate or
financial importance that may make
such decision advisable. The Board
shall inform the first General Meeting
held after the deadline for
increasing/reducing capital of what it
has done.
iv) Confer authority upon the Board of
Directors to increase share capital in
accordance with article 153.1b) of the
Company Act. When the General Meeting
confers said authority, it may also
empower the Board to exclude
preferential subscription rights in
share issues covered by the authority,
under the terms and requirements
established by Law.
v) Empower the Board of Directors to
amend the nominal value of shares
representing the Company’s equity,
re-wording article 5 of the Corporate
Bylaws.
vi) Issue obligations, bonds or other
analogous securities. These may be
simple, mortgage-based, convertible or
exchangeable, at fixed or variable
interest rates, subscribable in cash
or kind, or subject to any other
condition regarding their return or
bundling, modality or characteristic.
It may also confer authority on the
Board of Directors to make said
issuances. When convertible bonds are
to be issued, the General Meeting
shall approve the bases and modalities
of conversion and the increase of
share capital to the amount required
to effect such conversion, in
accordance with article 292 of the
Company Act.
vii) Examine and approve the Annual
Accounts, the proposed application of
profits and the Consolidated Accounts,
where applicable, and review the
corporate management of each
corresponding year.
viii) Appoint Auditors for the
Accounts.
ix) Transform, merge, split or wind up
the Company.
x)
xi) Resolve on any matter submitted to
it by the Board of Directors which,
when it deems there to be relevant
circumstances or events affecting
company, its shareholders or governing
bodies, will be obliged to call a
General Meeting as soon as possible to
deliberate and decide on any of the
specific resolutions included in this
article that may be proposed to it. It
is always obligatory to call the
General Meeting when exceptional or
extraordinary circumstances arise.
xii) Pronounce on any other matter
reserved to the General Meeting by law
or under the Bylaws.
i) Amend the Corporate Bylaws and confirm and
rectify the interpretation of said Bylaws by
the Board of Directors.
ii) Determine the number of seats on the
Board of Directors, appoint, re-elect and
dismiss Board members, and ratify or revoke
the provisional appointments of such members
made by the Board of Directors.
iii) Increase or reduce the share capital.
Where it sees fit, the General Meeting will
confer authority to the Board of Directors
powers to establish the date(s) of said
increase/decrease, within a maximum period,
and in accordance with the Law. It shall
specify who may make use of the authority, in
full or in part, or abstain from so doing, in
light of conditions in the market and the
company, and of any event or fact of
corporate or financial importance that may
make such decision advisable. The Board shall
inform the first General Meeting held after
the deadline for increasing/reducing capital
of what it has done.
iv) Confer authority upon the Board of
Directors to increase share capital as
established by Law. When the General Meeting
confers said authority, it may also empower
the Board to exclude preferential
subscription rights in share issues covered
by the authority, under the terms and
requirements established by Law.
v) Empower the Board of Directors to amend
the nominal value of shares representing the
Company’s equity, re-wording article 5 of the
Corporate Bylaws.
vi) Issue debentures, bonds or other
securities recognising or creating debt,
whether senior, mortgage-backed, exchangeable
or convertible, with fixed or variable
interest, which may be subscribed in cash or
in kind, or under any other condition of
profitability or entailment, modality or
characteristic. The General Meeting may also
authorise the Board of Directors to make said
issues. It may also confer authority on the
Board of Directors to exclude or limit
preferential subscription rights over the
convertible debenture issues under the terms
and conditions and with the requirements
established by law. In the event of
convertible debenture issues, the General
Meeting will approve the conditions and
modalities of the conversion and the increase
of the share capital by the amount necessary
for the purposes of the said conversion, as
established by law.
vii) Examine and approve where appropriate,
the Annual Accounts, the proposed application
of profits and the Company management for
each financial year and also, where
appropriate, the Consolidated Accounts
viii) Appoint, re-elect and dismiss the
auditors.
ix) Approve the transformation, merger,
split, global assignment of assets and
liabilities, dissolution and offshoring of
the registered offices.
xi) Pronounce on any other matter reserved to
the General Meeting by law or under the
Bylaws.
..
xii) Approve its Regulations and any later
amendments, pursuant to the Board of
Director’s proposal regarding these.

ARTICLE 4. CONVENING THEMEETING
General Meetings shall be convened at
the initiative of and according to an
agenda determined by the Board of
Directors.
The Board must necessarily convene a
General Meeting when so requested by
shareholders representing a minimum of
five percent of the share capital.
Should the Board of Directors convene
the General Meeting to be held within
the following thirty days as of the
date on which required to do so by
notarised document, it shall make this
circumstance known in the notice
convening it, which shall cover the
matters that said notarised document
puts forward as grounds for holding
the meeting.
ARTICLE 4 CONVENING THE MEETING
General Meetings shall be convened at the
initiative of and according to the agenda
determined by the Board of Directors.
It must necessarily convene them whenever it
deems this necessary or advisable for the
Company’s interests, and in any case on the
dates or in the periods determined by law and
the Company Bylaws.
A General Meeting must also be convened if
requested by one or several shareholders
representing at least five per cent of the
share capital. The request must expressly
state the business to be dealt with. In such
event, the Board of Directors must convene
the General Meeting so that it is held within
the legally established period as of the date
on which the Board of Directors is served
duly attested notice to convene it. The
agenda must without fail include the matters
to which the request for a meeting referred.

ARTICLE 5. NOTICE OF MEETING
Annual and Extraordinary General
Meetings must be convened by notices
published by the Board of Directors or
its agents in the Official Gazette of
the Company Registry and in one of the
highest-readership daily newspapers in
the province of its registered
offices, at least fifteen days before
the date established for the meeting,
except in cases where a longer term of
notice is established.
The notice shall state on which date
the General Meeting is to meet at
first summons and all the business it
will deal with. It must contain all
references stipulated under the
Company Act.
It must also state the date on which
the General Meeting will be held at
second summons. There must be at least
twenty-four hours between the first
and second summons.
The notice of meeting for the General
Meeting shall state the shareholders’
right, as of the date of its
publication, to immediately obtain at
the registered offices, free of
charge, any proposed resolutions,
reports and other documents required
by Law and by the Bylaws.
It shall also include necessary data
regarding shareholder information
services, indicating telephone
numbers, e-mail addresses, offices and
opening hours.
Documents relating to the General
Meeting shall be hung on the company
Website, with information on the
agenda, the proposals from the Board
of Directors, and any relevant
information shareholders may need to
issue their vote.
Where applicable, information shall be
provided on systems for following the
General Meeting from a remote location
employing proper means of
transmission, when so established.
Information on anything else
considered useful or convenient for
the shareholders for such purposes
shall be included.
ARTICLE 5. NOTICE OF MEETING
Annual and Extraordinary General Meetings
must be convened with the notice period
required by law by means of an announcement
published by the Board of Directors or its
proxy, in the Official Gazette of the
Companies Registry and on the Company
website, except when legal provisions
establish other media for disseminating the
notice.
The notice shall state the date, time and
place of the Meeting at first summons and its
agenda, which will give all the business that
the Meeting will deal with, and any other
references that may be required by law.
It must also state the date on which the
General Meeting will be held at second
summons. There must be at least twenty-four
hours between the first and second summons.
The notice of meeting for the General Meeting
shall state the shareholders’ right, as of
the date of its publication, to immediately
obtain at the registered offices, free of
charge, any proposed resolutions, reports and
other documents required by Law and by the
Bylaws.
It shall also include necessary data
regarding shareholder information services,
indicating telephone numbers, e-mail
addresses, offices and opening hours.
Documents relating to the General Meeting
shall be hung on the company Website, with
information on the agenda, the proposals from
the Board of Directors, and any relevant
information shareholders may need to issue
their vote.
Where applicable, information shall be
provided on how to follow or attend the
General Meeting over remote media systems,
when this has been established, pursuant to
the Company Bylaws. Information on anything
else considered useful or convenient for the
shareholders for such purposes will also be
included
Shareholder representing at least five per
cent of the share capital may request a
supplement to the notice calling a General
Meeting be published adding one or more
agenda items. The right to do this may be
exercised by duly attested notification to
the Bank registered head office during the
five days after the call to meeting is
published. The supplement to the notice of
meeting must be published at least fifteen
days prior to the date on which the General
Meeting is scheduled.
Pursuant to applicable legislation, the
Company will establish an Online Shareholder
Forum on its website on the occasion of each
General Meeting, providing access with due
guarantees both for individual shareholders
and any voluntary associations that may be
set up, in order to facilitate their
communication in the run-up to the General
Meeting.Shareholders may post proposals on
the Online Forum that they intend to present
as supplements to the agenda announced in the
notice of meeting; requests to second such
proposals; initiatives to reach the threshold
for minority rights established by law; and
offers or requests for voluntary proxy.

ARTICLE 9. FORM OF PROXY
Any shareholders entitled to attend
may be represented at the General
Meeting by another shareholder, using
the proxy form established by the
Company for any General Meeting. This
information will be displayed on the
attendance card. A single shareholder
may not be represented at the General
Meeting by more than one proxy.
Representation conferred to someone
who may not act proxy by law shall not
be valid nor enforceable. Nor shall
representation conferred by a
fiduciary or apparent holder.
Representation shall be conferred in
writing or by remote means of
communication in compliance with the
requirements of article 105 in the
Company Act, and other applicable
legislation regarding remote voting.
Rights of proxy shall be specific to
each General Meeting.
Representation shall always be
revocable. Should the shareholder
represented attend the General
Meeting, his/her representation shall
be deemed null and void.
ARTICLE 9. FORM OF PROXY
Any shareholder entitled to attend may be
represented at the General Meeting by another
person, who need not necessarily be a
shareholder.

The proxy must be conferred specifically for
each General Meeting, using the proxy form
established by the Company, which shall be
recorded on the attendance card. A single
may not be represented
at the General Meeting by more than one proxy.
Representation conferred to someone who may
not act proxy by law shall not be valid nor
enforceable. Nor shall representation
conferred by a fiduciary or apparent holder.

Proxies must be conferred in writing or by
remote communication media that comply with
the requirements of law regarding remote
voting. They must be specific for each
General Meeting.

Representation shall always be revocable.
Should the shareholder represented attend the
General Meeting in person, his/her
representation shall be deemed null and void.

ARTICLE 10. PUBLIC CALL FOR PROXY
The form of proxy must always comply
with the Company Act and other
applicable provisions.
The form of proxy must contain or be
attached to the agenda, and include
request for voting instructions
indicating the general way in which
the proxy shall vote should no precise
instructions be given.
When the directors send out a form of
proxy, the voting rights corresponding
to the shares represented shall be
exercised by the Chairman of the
General Meeting, unless otherwise
indicated in the form. Shareholders
giving no specific voting instructions
will be deemed to vote in favour of
the proposals presented by the Board
of Directors at each General
Meeting.Should the directors or others
send out a form of proxy, the director
granted said proxy may not exercise
the voting rights corresponding to the
shares represented, on agenda items
that may lead to a conflict of
ARTICLE 10. PUBLIC CALL FOR PROXY
The form of proxy must always comply with the
Law.

The form of proxy must contain or be attached
to the agenda, and include request for voting
instructions indicating the general way in
which the proxy shall vote should no precise
instructions be given.

When the directors send out a form of proxy,
the voting rights corresponding to the shares
represented shall be exercised by the
Chairman of the General Meeting, unless
otherwise indicated in the form. Shareholders
giving no specific voting instructions will
be deemed to vote in favour of the proposals
presented by the Board of Directors at each
General Meeting.Should the directors or
others send out a form of proxy, the director
granted said proxy may not exercise the
voting rights corresponding to the shares
represented, on agenda items that may lead to
a conflict of interests, and in no event may
the representative vote regarding the
following resolutions:
interests, and in no event may the representative vote regarding the following resolutions:
- Their appointment or ratification in
a directorship.
- Their dismissal, severance or
resignation from a directorship.
- Legal proceedings against the
representative by the company.
- Approval or ratification, where
applicable, of company operations with
the director in question, companies
said director may control or represent
or persons acting to his/her account.
In these cases, another director or a
third party may be designated as
representative who is not affected by
the conflict of interests.
The authority conferred may also cover
items that the General Meeting deals
with that were not included on the
agenda in the notice of meeting. In
such event, the provisions of the
previous paragraph shall also apply.
Forms of proxy may also be sent out by
e-mail in compliance with the
prevailing regulations at any time.
- Their appointment or ratification in a
directorship.
- Their dismissal, severance or resignation
from a directorship.
- Legal proceedings against the
representative by the company.
- Approval or ratification, where applicable,
of company operations with the director in
question, companies said director may control
or represent or persons acting to his/her
account.
In these cases, another director or a third
party may be designated as representative who
is not affected by the conflict of interests.

The authority conferred may also cover items
that the General Meeting deals with that were
not included on the agenda in the notice of
meeting. In such event, the provisions of the
previous paragraph shall also apply.

Forms of proxy may also be sent out by e-mail
in compliance with the prevailing regulations
at any time.

ARTICLE 11. PLACE AND PROCEDURES
General Meetings shall be held in the
locality where the Company offices are
registered, on the day established in
the notice of meeting. Its sessions
may be extended over one or more
consecutive days at the behest of the
Board of Directors or of shareholders
representing at least one quarter of
the capital present at the General
Meeting.
In the event of force majeure, the
Board of Directors may decide to hold
the General Meeting somewhere else,
provided it informs shareholders of
this with due publicity.
This information requirement will be
satisfied with the publication of an
announcement in a national newspaper
and on the Company’s Website, and by
posting announcements in the place
initially established for holding the
General Meeting.
In the event of force majeure, the
Board of Directors may decide to
transfer the General Meeting elsewhere
within the same locality, after it has
commenced.
The meeting may be held in separate
rooms provided there is audiovisual
equipment to permit the unity of the
event through real-time interactivity
and intercommunication between the
rooms. The right of all shareholders
attending to take part in the General
Meeting and their entitlement to
exercise the voting rights must be
duly guaranteed.
ARTICLE 11. PLACE ANDPROCEDURES
The General Meetings shall be held in the
municipal area where the Company offices are
registered, on the day established in the
notice of meeting. Its sessions may be
extended over one or more consecutive days at
the behest of the Board of Directors or of
shareholders representing at least one
quarter of the capital present at the General
Meeting.
The Board of Directors may, in the event of
force majeure, decide to hold the General
Meeting somewhere other than initially
established, within the same municipal area,
provided it informs shareholders of this with
due publicity.
This information requirement will be
satisfied with the publication of an
announcement in a national newspaper and on
the Company’s Website, and by posting
announcements in the place initially
established for holding the General Meeting.
In the event of force majeure, the Board of
Directors may decide that the General Meeting
be moved once it has begun to a different
site within the same municipal area.
The meeting may be held in separate rooms
provided there is audiovisual equipment to
permit the unity of the event through
real-time interactivity and
intercommunication between the rooms. The
right of all shareholders attending to take
part in the General Meeting and their
entitlement to exercise the voting rights
must be duly guaranteed.

ARTICLE 18. CONDUCTING THE GENERAL
MEETING
The proposed resolutions filed by the
Board of Directors shall then be read
out, unless the General Meeting deems
this unnecessary.
Should the General Meeting be held in
the presence of a Notary Public, the
Secretary shall give the Notary the
corresponding proposed resolutions so
that they are properly set down in the
minutes.
After the corporate speakers address
the meeting in the order established
by the Chair, the floor will be opened
to the shareholders to ask their
questions, request information or
clarification regarding agenda items
or formulate proposals in the terms
established by the Company Act.
Shareholders wishing to speak shall
identify themselves, indicating their
forename, surname and number of shares
held or represented. Should they wish
their words to be included in or
annexed to the minutes of the General
Meeting, they must deliver them in
writing and duly signed to the
Secretary of the General Meeting or
the Notary, as applicable, prior to
taking the floor.
The floor will be opened in the
fashion established by the Chairman
who, in view of circumstances, may
determine the amount of time to be
allotted to each speaker. The Chairman
shall try to ensure that the same time
is allotted to each. However, the
ARTICLE 18. CONDUCTING THE GENERAL MEETINGS

The proposed resolutions filed by the Board
of Directors shall then be read out, unless
the General Meeting deems this unnecessary.

Should the General Meeting be held in the
presence of a Notary Public, the Secretary
shall give the Notary the corresponding
proposed resolutions so that they are
properly set down in the minutes.

After the corporate speakers address the
meeting in the order established by the
Chair, the floor will be opened to the
shareholders to ask their questions, request
information or clarification regarding agenda
items or formulate proposals in the terms
established by Law.

Shareholders wishing to speak shall identify
themselves, indicating their forename,
surname and number of shares held or
represented. Should they wish their words to
be included in or annexed to the minutes of
the General Meeting, they must deliver them
in writing and duly signed to the Secretary
of the General Meeting or the Notary, as
applicable, prior to taking the floor.

The floor will be opened in the fashion
established by the Chairman who, in view of
circumstances, may determine the amount of
time to be allotted to each speaker. The
Chairman shall try to ensure that the same
time is allotted to each. However, the
Chairing Committee may:
Chairing Committee may:
i) Extend the time initially allotted
to each shareholder to speak, when the
shareholder’s intervention so merits.
ii) Request speakers to clarify or
expand on questions they have brought
up that it does not deem to have been
sufficiently explained, in order to
clearly discern the content and
subject-matter of their proposals or
statements.
iii) Call speakers to order when they
over-run time, or when the proper
operation of the General Meeting may
be jeopardised. It may also withdraw
their right to the floor.
Once the shareholders have had their
say, they will be given answers. The
information or clarification requested
shall be given by the Chairman or,
where applicable and at the Chairman’s
behest, by the Chief Operating
Officer, another Director or any other
employee or expert in the matter.
Should it not be possible to satisfy
the shareholders’ right at the time,
the information shall be facilitated
in writing within seven days after the
General Meeting has finished.
Directors are obliged to provide the
information requested in the terms
expressed above, except in cases
established under Article 6 of these
Regulations.
The above notwithstanding, the Chair,
in pursuit of its duties, may order
the General Meeting to be run in the
fashion it considers most proper. The
Chair may modify the established
protocol as demanded by timing and
organisational needs arising at any
time.
i) Extend the time initially allotted to each
shareholder to speak, when the shareholder’s
intervention so merits.
ii) Request speakers to clarify or expand on
questions they have brought up that it does
not deem to have been sufficiently explained,
in order to clearly discern the content and
subject-matter of their proposals or
statements.

iii) Call speakers to order when they
over-run time, or when the proper operation
of the General Meeting may be jeopardised. It
may also withdraw their right to the floor.

Once the shareholders have had their say,
they will be given answers. The information
or clarification requested shall be given by
the Chairman or, where applicable and at the
Chairman’s behest, by the Chief Operating
Officer, another Director or any other
employee or expert in the matter. Should it
not be possible to satisfy the shareholders’
right at the time, the information shall be
facilitated in writing within seven days
after the General Meeting has finished.

Directors are obliged to provide the
information requested in the terms expressed
above, except in cases established under
Article 6 of these Regulations.

The above notwithstanding, the Chair, in
pursuit of its duties, may order the General
Meeting to be run in the fashion it considers
most proper. The Chair may modify the
established protocol as demanded by timing
and organisational needs arising at any time.

ARTICLE 20. ADOPTING RESOLUTIONS
The resolutions shall be adopted with
the majorities required under the
Company Act and the Corporate Bylaws.
Shareholders attending the General
Meeting shall have one vote for each
share held or represented, whether
paid up or not. However, shareholders
who have not paid the amount due on
any call shall not be entitled to
vote. This limitation shall only refer
to the shares called but not paid up,
or shares without voting rights.
To determine the outcome, votes
emitted in the General Meeting minutes
by shareholders and proxies shall be
counted along with those emitted by
proxy as a consequence of a public
request for proxies under the terms of
said proxy, and those emitted by post
or e-mail or any other remote means of
communication complying with the
requirements.
The Chair shall inform the
shareholders whether or not the
resolutions proposed to the General
Meeting have been approved when it has
proof that there were sufficient votes
to reach the majorities required for
each resolution.
ARTICLE 20. ADOPTING RESOLUTIONS
The resolutions shall be adopted with the
majorities required by law and by the
Corporate Bylaws.
Every shareholder attending the General
Meeting shall have one vote for each share
owned or represented, however much has been
paid up for it. However, shareholders who are
not up to date in the payment of calls for
subscribed capital will not have the right to
vote, but only with regard to the shares
whose pending disbursement has not been paid.
Holders of shares without voting rights may
not vote.
To determine the outcome, votes emitted in
the General Meeting minutes by shareholders
and proxies shall be counted along with those
emitted by proxy as a consequence of a public
request for proxies under the terms of said
proxy, and those emitted by post or e-mail or
any other remote means of communication
complying with the requirements.
The Chair shall inform the shareholders
whether or not the resolutions proposed to
the General Meeting have been approved when
it has proof that there were sufficient votes
to reach the majorities required for each
resolution.